                                                                     EXHIBIT 2.1


       =================================================================


                              PURCHASE AGREEMENT


                                BY AND BETWEEN


                                STAFFMARK, INC.


                                      AND


                             STEPHENS GROUP, INC.


                           DATED AS OF MAY 16, 2000

       =================================================================

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I
     DEFINITIONS
     Section 1.1    Definitions...............................................................................   2
     Section 1.2    Other Definitional Provisions.............................................................  11
     Section 1.3    Cross Reference of Other Definitions......................................................  11

ARTICLE II
     PURCHASE AND SALE; CLOSING
     Section 2.1    Purchase and Sale of the Newcos' Membership Interests.....................................  13
     Section 2.2    Closing Transactions......................................................................  13

ARTICLE III
     CONDITIONS TO CLOSING
     Section 3.1    Conditions to Purchaser's Obligations.....................................................  15
     Section 3.2    Conditions to the Seller's Obligation.....................................................  18

ARTICLE IV
     COVENANTS PRIOR TO CLOSING
     Section 4.1    Affirmative Covenants of the Seller.......................................................  19
     Section 4.2    Negative Covenants of the Seller..........................................................  22
     Section 4.3    No Solicitation of Competing Transaction..................................................  24
     Section 4.4    Covenants of the Purchaser................................................................  26
     Section 4.5    Mutual Covenants of the Parties...........................................................  26

ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF THE SELLER
     Section 5.1    Organization and Corporate Power..........................................................  28
     Section 5.2    Authorization of Transactions.............................................................  29
     Section 5.3    Capitalization............................................................................  30
     Section 5.4    Absence of Conflicts......................................................................  30
     Section 5.5    Financial Statements and Related Matters; SEC Reports.....................................  31
     Section 5.6    Absence of Undisclosed Liabilities........................................................  32
     Section 5.7    Absence of Certain Developments...........................................................  32
     Section 5.8    Assets....................................................................................  34
     Section 5.9    Title to Properties.......................................................................  34
     Section 5.10   Taxes.....................................................................................  35
     Section 5.11   Proprietary Rights........................................................................  37
     Section 5.12   Contracts and Commitments.................................................................  39
     Section 5.13   Litigation; Proceedings...................................................................  41

     Section 5.14   Brokerage.............................................................................. 42
     Section 5.15   Governmental Licenses and Permits...................................................... 42
     Section 5.16   Employees.............................................................................. 42
     Section 5.17   Employee Benefit Matters............................................................... 43
     Section 5.18   Insurance.............................................................................. 45
     Section 5.19   Officers and Directors; Bank Accounts.................................................. 45
     Section 5.20   Affiliate Transactions................................................................. 45
     Section 5.21   Compliance with Laws................................................................... 46
     Section 5.22   Environmental Matters.................................................................. 46
     Section 5.23   Disclosure; Information Supplied....................................................... 48
     Section 5.24   Year 2000.............................................................................. 48

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     Section 6.1    Organization and Corporate Power....................................................... 50
     Section 6.2    Authorization of Transaction........................................................... 50
     Section 6.3    No Violation........................................................................... 50
     Section 6.4    Governmental Authorities and Consents.................................................. 50
     Section 6.5    Litigation............................................................................. 50
     Section 6.6    Brokerage.............................................................................. 50
     Section 6.7    Disclosure; Information Supplied....................................................... 51
     Section 6.8    Funds.................................................................................. 51
     Section 6.9    Beneficial Ownership of Seller Common Stock............................................ 51

ARTICLE VII
TERMINATION
     Section 7.1    Termination............................................................................ 51
     Section 7.2    Effect of Termination; Termination Fee................................................. 53

ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS
     Section 8.1    Survival............................................................................... 53
     Section 8.2    Indemnification........................................................................ 53

ARTICLE IX
ADDITIONAL AGREEMENTS
     Section 9.1    Continuing Assistance.................................................................. 58
     Section 9.2    Tax Matters............................................................................ 59

     Section 9.3    Press Releases and Announcements....................................................... 62
     Section 9.4    Further Transfers...................................................................... 63
     Section 9.5    Specific Performance................................................................... 63
     Section 9.6    Transition Assistance.................................................................. 63
     Section 9.7    Expenses............................................................................... 63
     Section 9.8    Allocation of the Cash Purchase Price.................................................. 63
     Section 9.9    Books and Records...................................................................... 64
     Section 9.10   Noncompetition, Nonsolicitation and Confidentiality.................................... 64
     Section 9.11   Employees.............................................................................. 66
     Section 9.12   Seller's Name Change................................................................... 68
     Section 9.13   Third Party Consents................................................................... 69
     Section 9.14   Bulk Sales Law......................................................................... 69
     Section 9.15   Workers' Compensation Actuarial Studies................................................ 69

ARTICLE X

     MISCELLANEOUS
     Section 10.1   Amendment and Waiver................................................................... 70
     Section 10.2   Notices................................................................................ 70
     Section 10.3   Binding Agreement; Assignment.......................................................... 71
     Section 10.4   Severability........................................................................... 71
     Section 10.5   No Strict Construction................................................................. 72
     Section 10.6   Captions............................................................................... 72
     Section 10.7   Entire Agreement....................................................................... 72
     Section 10.8   Counterparts........................................................................... 72
     Section 10.9   Governing Law.......................................................................... 72
     Section 10.10  Parties in Interest.................................................................... 72

                              INDEX OF SCHEDULES
                              ------------------

Acquired Companies Schedule
Organization Schedule
Non-Acquired Companies Schedule
Conflicts Schedule
Financial Statements Schedule
Receivables Schedule
Undisclosed Liabilities Schedule
Developments Schedule
Assets Schedule
Leases Schedule
Taxes Schedule
Proprietary Rights Schedule
Contracts Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Compliance Schedule
Environmental Schedule
Executive Employee Schedule
Seller Employee Schedule


                               INDEX OF EXHIBITS
                               -----------------

Exhibit A-1    Form of Waiver and Amendment
Exhibit A-2    Form of Amendment
Exhibit B      Financing Commitment Letters
Exhibit C      Form of Opinion of the Seller's Counsel
Exhibit D      Form of the Newco Contribution Agreement(s)
Exhibit E      Form of the Transition Services Agreement
Exhibit F      Form of Opinion of the Seller's Special Delaware Counsel
Exhibit G      Form of Noncompete Assignment

                              PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT, dated as of May 16, 2000 (this "Agreement"), is made by and between StaffMark, Inc., a Delaware corporation
 ---------
(the "Seller"), and Stephens Group, Inc., an Arkansas corporation (the
      ------
"Purchaser"). The Seller and the Purchaser are referred to herein collectively
 ---------
as the " Parties" and, individually, as a " Party." Certain capitalized terms
         -------                            -----
used herein but not otherwise defined shall have the meanings ascribed to such terms in Article I below.

                  WHEREAS, the Seller, through its commercial staffing subsidiaries is engaged in the business of providing diversified temporary staffing services to businesses, professional organizations, governmental agencies and service organizations;

                  WHEREAS, prior to the Closing Date, the Seller shall form the Newcos and, as of the Closing Date, shall own directly or indirectly 100% of the issued and outstanding membership interests of the Newcos and, prior to the Closing Date, the Seller shall contribute to one or more of the Newcos the issued and outstanding Capital Stock of certain companies such that, as of the Closing Date, one or more of the Newcos shall own directly or indirectly 100% of the issued and outstanding Capital Stock of each of the companies listed on the Acquired Companies
                                                              ------------------
         Schedule (other than SMRC, Inc.), whereupon, the Seller shall cause
         --------
         each of the Acquired Companies (other than SMRC, Inc.) that is an entity taxed as a corporation for U.S. federal income tax purposes to convert or merge into an entity that for U.S. federal income tax purposes is either taxable as a partnership or is treated as a disregarded entity and whereupon the Seller shall cause SMRC, Inc. to transfer all of its assets and liabilities to one or more of the Newcos and may cause certain Acquired Companies to transfer intangible assets to one or more of the Newcos with the Seller also contributing to one or more of the Newcos all other assets used in its Commercial Staffing Business and one or more of the Newcos shall also assume the liabilities and obligations of the Seller relating to its Commercial Staffing Business set forth in the Newco Contribution Agreement(s), subject to the terms and conditions set forth in this Agreement;

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to acquire from the Seller and the Seller's board of directors deems it expedient and for the best interests of the Seller, to sell to the Purchaser, subject to the terms and conditions set forth herein, all of the Seller's membership interests of the Newcos, which, as of the Closing Date, shall own all of the Seller's interests in all of the Seller's and the Acquired Companies' business, properties and assets (including, without limitation, all of the issued and outstanding Capital Stock of the Acquired Companies (other than SMRC, Inc.) as set forth on the Organization Schedule attached hereto and the Capital Stock of all
         ---------------------
         successor entities thereto (the "Acquired Stock"), but excluding the
                                          --------------
         Excluded Assets (including, without limitation, the Capital Stock of all the subsidiaries of the Seller listed on the Non-Acquired Companies
                                                          ----------------------

         Schedule, and all of the business, properties and assets of the
         --------
         Non-Acquired Companies)) of its Commercial Staffing Business
         ----------------------
         (collectively, the "Acquired Business"); and
                             -----------------

                  WHEREAS, the Purchaser's and the Seller's respective boards of directors have approved the transactions contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, and covenants which are to be made and performed by the respective Parties, the Parties hereby agree as follows:


                                  ARTICLE I
                                  DEFINITIONS

Section 1.1  Definitions. When used in this Agreement, the following terms have
             -----------
the meanings set forth below:

          "Acquired Companies" means, collectively, the Newcos and all
           ------------------
of the entities and each of their respective Subsidiaries (both direct and indirect) of the Seller listed on the Acquired Companies Schedule and their
                                      ---------------------------
respective successors; provided, however, that although SMRC, Inc. is not
                       --------  -------
included on such schedule, it shall be deemed to be included on such schedule solely for purposes of Articles IV, V and VIII and Section 9.2 (but not as to any Cash Purchase Price allocation matters under Section 9.2 or the Agreement).

          "Affiliate" of any Person means any other Person controlling,
           ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

          "Affiliated Group" means an affiliated group as defined in
            ----------------
Section 1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

          "Agreement" means this Purchase Agreement, including all
           ---------
Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

          "Associate" shall have the meaning ascribed to such term in
           ---------
Rule 12b-2 of the rules promulgated under the Exchange Act.

          "Assumed Liabilities" shall have the meaning set forth in the
           -------------------
Newco Contribution Agreement(s).

          "Assumed Residual Liabilities" shall have the meaning set
           ----------------------------
forth in the Newco Contribution Agreement(s).

          "business day" means a day other than a Saturday, Sunday or other day
           ------------
on which commercial banks are authorized or required to be closed under the laws of the United States.

          "Capital Stock" means (i) in the case of a corporation, any and all
           -------------
shares of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited), (iv) in any case, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and
(v) in any case, any right to acquire any of the foregoing.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act, 42 U.S.C.ss.9601 et seq., as amended, and any similar or implementing state or local law.

          "Closing Sales" means the amount equal to the actual sales of the
           -------------
Acquired Business for the ninety-one (91) day period ending on and including the Closing Date. The Parties acknowledge that the Seller will use the following periods and interim periods in the calculation defined herein (it being understood, however, that the Purchaser will not be bound by the amounts set forth in the reports described below): (A) to the extent one or more full fiscal month income statement(s) is available within this ninety-one (91) day period, then the amount of sales reflected on such income statements will be utilized for that or those four or five week periods, as applicable, in this calculation,
(B) to the extent that a monthly income statement is not available for a portion of the ninety-one (91) day period, then the amounts reflected on the Weekly Sales and Analysis Reports for sales will be utilized for these weekly periods in this calculation and (C) for all days within the ninety-one (91) day period that do not fit within (A) or (B) above, then the amount of sales for any such day will be equal to the aggregate sales amount reflected in the Weekly Sales and Analysis Report for the week in which such day is included divided by five
(5).

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Collective Expiration Date" means the date any of the following
           --------------------------
transactions are consummated: (i) any tender or exchange offer involving more than fifty percent (50%) of the Seller's outstanding equity securities, or any merger, consolidation, amalgamation, reorganization or any other business combination regardless of the form or type involving more than fifty percent (50%) of the Seller's outstanding equity securities to a Person that is not an Affiliate or an Associate of the Seller; and (ii) the sale of substantially all of the Capital Stock of the Non-Acquired Companies that comprise the Professional/IT Segment or a sale of substantially all of the assets of the Professional/IT Segment or a combination thereof that results in the disposition by the Seller of substantially all of the Professional/IT Segment to a Person that is not an Affiliate or an Associate of the Seller.

          "Commercial Staffing Business" means the temporary staffing
           ----------------------------
and/or permanent placement of employees in clerical, administrative, outsourcing, call center, computer training and light industrial areas, as well as the operation of commercial training centers for basic computer skills, and all other business activities performed in the Ordinary Course of Business by the Acquired Business prior to the Closing Date, other than information technology staffing and business solutions, clinical trials support staffing, finance and accounting staffing and permanent placement, staffing of legal resources, resource solutions on-site vendor management and consulting, and e-solutions.

          "Credit Facility" means collectively, (i) the Third Amended
           ---------------
and Restated Credit Agreement, by and among Seller, Robert Walters, PLC, Robert Walters Tristar PTY Ltd, The First National Bank of Chicago, Mercantile Bank National Association, Bank of America National Trust and Savings Association, Credit Lyonnais New York Branch, Fleet National Bank and First Union National Bank, dated January 20, 1999, as amended, and (ii) the Line of Credit Agreement, dated April 7, 2000, by and among the Seller and Firstar Bank, N.A.


          "DGCL" means the Delaware General Corporation Law, as amended.
           ----

          "Environmental Affiliates" of any Person means, with respect
           ------------------------
to any particular matter, all other Persons whose liabilities or obligations with respect to that particular matter have been assumed by, or are otherwise deemed by law to be those of, such first Person.

          "Environmental and Safety Requirements" means all federal,
           -------------------------------------
state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law relating to public health and safety, worker health and safety and pollution or protection of human health or the environment, including without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources and including all such standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, emission, release, threatened release, control, or cleanup of Materials of Environmental Concern.

          "Environmental Claim" means any claim, action, cause of
           -------------------
action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Seller or any Acquired Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Lien" means any Lien, whether recorded or
           ------------------
unrecorded, in favor of any governmental entity or any department, agency or political subdivision thereof relating to any liability of the Seller, any Acquired Company, any other Subsidiary of the Seller or any Environmental Affiliate of any such Person arising under any Environmental and Safety Requirement.

          "E-Solutions Segment" means the Seller's Edgewater Technology, Inc.
           -------------------
Subsidiary and all newly created entities and all entities acquired by the Seller or by any Non-Acquired Company that operate in the line of business currently operated in by Edgewater Technology, Inc. in the Ordinary Course of Business or as proposed to be conducted by Edgewater Technology, Inc. in the press release issued by the Seller on April 27, 2000.

          "Estimated Expense" means the total costs associated with
           -----------------
workers' compensation claims, on a nominal basis, occurring between April 1, 1999 and March 31, 2000, as finally determined in accordance with the procedures in Section 9.15, to the extent applicable. Total costs will be calculated as the sum of: (x) the difference between the low-value loss, allocated loss adjustment expense and third party claim administration fees reserve estimates at March 31, 2000 and April 1, 1999, plus (y) the amount of loss, allocated loss adjustment
                        ----
expense and third party claim administration fees paid during the period April 1, 1999 to March 31, 2000, plus (z) the amount of any premiums relating to the
                           ----
company's workers' compensation insurance programs that were expensed during this period. The reserve amounts referenced in clause (x) in the preceding sentence will include case reserves and IBNR (which includes adjustments for claims incurred but not yet reported and for inadequate case reserves).

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "Excluded Assets" shall have the meaning set forth in the
           ---------------
Newco Contribution Agreement(s).

          "Excluded Liabilities" shall have the meaning set forth in the
           --------------------
Newco Contribution Agreement(s).

          "Expiration Event Date" means the date of consummation of the
           ---------------------
sale, transfer, disposition, merger, consolidation, recapitalization, amalgamation, exchange offer, stock purchase, asset purchase, initial public offering, flotation or any other form of transaction where the Seller disposes of all of the Capital Stock or all or substantially all of the assets of (A) the E-Solutions Segment and/or (B) any or all of the following platforms within the Professional/IT Segment: (i) IntelliMark; (ii) Robert Walters; (iii) ClinForce; and/or (iv) Strategic Legal Resources to a Person that is not an Affiliate or an Associate of the Seller.

          "GAAP" means, at any given time, generally accepted accounting
           ----
principles of the United States, consistently applied.

          "HQ Landlord" means Brewer Investments II, LLC, an Arkansas
           -----------
limited liability company.

          "Health Plan" means that certain health and welfare Plan to be
           -----------
implemented by the Seller for the Seller's Subsidiaries' U.S. employees on or around June 1, 2000.

          "HQ Lease" means that certain Commercial Lease Agreement With
           --------
Option To Renew and Right of First Refusal, dated as of July 1, 1999, by and between Brewer Investments II, LLC and StaffMark, Inc.

          "Indebtedness" of any Person means, without duplication: (a)
           ------------
indebtedness for borrowed money or for the deferred purchase price of property or services (other than customary payables incurred in the Ordinary Course of Business which do not relate to purchase money indebtedness, the expenses related to the transactions contemplated by this Agreement and borrowings of the Seller and/or the Acquired Companies under the Credit Facility) in respect of which such person is liable, contingently or otherwise, as obligor or otherwise (including, without limitation, any earn-out obligations), and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse (other than guarantees which do not relate to borrowed money); (c) obligations under capitalized leases (excluding those of the Non-Acquired Companies) in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (d) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument,
(e) all obligations in respect of acceptances issued or created, and (f) all liabilities secured by any Lien except Permitted Encumbrances on any property owned by such Person.

          "Insider" means, (i) any executive officer of the Seller or any of its
           -------
Subsidiaries, (ii) any stockholder owning beneficially 5% or more of the Capital Stock of the Seller (excluding any Person not otherwise referenced in clauses
(i), (iii), (iv) or (v) hereof that has filed, with respect to the Seller, a beneficial ownership report on Schedule 13G under the Exchange Act), (iii) any partner of the Seller or any of its Subsidiaries, (iv) any Affiliate of the Seller or any of its Subsidiaries, or (v) any spouse or descendant (natural or adopted) of any such individual, or any entity in which any such Person owns a controlling interest.

          "knowledge" and "aware" and terms of similar import mean, with respect
           ---------       -----
to the Seller or any of the Acquired Companies, the information that the officers, executive officers or directors of the Seller and each of the Acquired Companies (a list of which is set forth in Section 1.1 of the Disclosure
                                                              ----------
Schedule) knew or should have known with respect to the particular matter in
--------
question.

          "Leasehold Improvements" shall mean all buildings, structures,
           ----------------------
improvements and fixtures located on any leased real property of the Acquired Business which are owned by the Seller or any of its Subsidiaries, regardless of whether the same are subject to reversion to the landlord or other third party upon termination or expiration of the Lease for such leased real property.

          "Licenses" means all permits, licenses, franchises, certificates,
           --------
approvals, consents and other authorizations of third parties or foreign, federal, state or local governments or other similar rights.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
obligation, understanding, option, claim, proxy, voting trust or agreement, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Seller or any Affiliate, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect ownership by a third party of property leased to the Seller or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement or any other restriction on title or transfer.

          "Loss" means any liability, demand, claim, action, cause of action,
           ----
cost, damage, deficiency, Tax, penalty, fine, judgment, settlement or other loss or expense actually incurred and reasonably documented, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses, reasonable accountants' fees and expenses and all amounts paid or incurred in connection with any such action, demand, proceeding, investigation, preservation or enforcement of rights to indemnification, or claim (including any governmental entity or any department, agency or political subdivision thereof) and the investigation, defense or settlement of any of the foregoing.

          "Material Adverse Effect" means any material adverse effect on the
           -----------------------
business, financial condition, operations or results of operations, of the Acquired Business (including, without limitation, the Acquired Companies and the Residual Acquired Commercial Assets), taken as a whole.

          "Materials of Environmental Concern" means any hazardous materials,
           ----------------------------------
substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos or asbestos-containing materials, polychlorinated biphenyls (PCBs), noise, lead or lead-based paints or materials, radon, radiation, or the preservation of the environment or mitigation of adverse effects thereon.

          "Net Working Capital" means as the close of business on the Closing
           -------------------
Date the difference of: (x) the sum of the amounts of the following current asset accounts of the Acquired Business: (A) Cash accounts, (B) Cash clearing,
(C) Restricted cash, (D) Accounts receivable, (E) Prepaid expense, and (F) Other current assets minus (y) the sum of the amounts of the following current
               -----
liability accounts of the Acquired Business: (A) Payroll and related liabilities and (B) Accounts Payable and Other Accrued liabilities; provided, however, that
                                                        --------  -------
the foregoing
calculation shall exclude as of the Closing Date all: (1) amounts from Commercial Reclassifications as such term is referenced on the Latest Balance Sheet; (2) amounts relating to the Residual Acquired Commercial Assets and (3) amounts relating to the Residual Assumed Liabilities.

          "Newcos" means the limited liability companies of the Seller which
           ------
will collectively receive the Acquired Business pursuant to the Newco Contribution Agreement(s).

          "Newco Membership Interests" means the membership interests of any of
           --------------------------
the Newcos.

          "Non-Acquired Companies" means collectively all of the entities and
           ----------------------
each of their respective Subsidiaries (both direct and indirect) of the Seller listed on the Non-Acquired Companies Schedule.

          "Non-Compete Assignment" means an assignment in the form of Exhibit G
           ----------------------
attached hereto.

          "NY Landlord" means Joseph P. Day Realty Corp.
           -----------

          "NY Lease" means the Lease Agreement dated February 2000
           --------
between the Seller and Joseph P. Day Realty Corp.


          "Ordinary Course of Business" means the ordinary course of the
           ---------------------------
Seller's (but only with respect to the Residual Acquired Commercial Assets) or any of the Acquired Companies' businesses, in each case consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

          "Permitted Encumbrances" shall mean: (A) statutory liens for current
           ----------------------
taxes or other governmental charges with respect to such property not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which reserves are included in the Acquired Business; (B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the Ordinary Course of Business for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over such property which are not violated by the current use and operation of such property; and (D) covenants, conditions, restrictions, easements and other matters of record affecting title to such property which do not unreasonably interfere with the current use, occupancy, or value, or the marketability of title, of such property; (E) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money; (F)

Liens resulting from the failure to obtain the consent of a third party in respect of the assignment of or conveyance of any rights under any Unassigned Contract in connection with the transactions contemplated by this Agreement; (G) pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance pension or other employee benefits; (H) any Lien renewing, extending or refunding any Lien permitted hereunder; (I) Liens and imperfections of title the existence of which would not materially affect the use, value, or marketability of title of the property subject thereto; and (J) from the date hereof and continuing until immediately prior to the Closing, liens on the Seller's assets or the pledge of common stock of the Seller's Subsidiaries and/or guarantees of the Seller's Subsidiaries, in each case in connection with the Credit Facility, so long as all such liens, pledges and/or guarantees relating to the Acquired Business and the Residual Acquired Commercial Assets are released or terminated at the Closing.

          "Person" means an individual, a partnership, a corporation, an
           ------
association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

          "Professional/IT Segment" means (1) all of the Non-Acquired Companies,
           -----------------------
(2) any newly created and/or acquired entities that are owned by any Non-Acquired Company, (3) a combination of the Non-Acquired Companies or any Non-Acquired Company owned or operated by the Seller or (4) any entity created or acquired by the Seller to operate along with any of the Non-Acquired Companies, in each case that operates in any of the following business platforms as currently operated by the Seller in the Ordinary Course of Business: (i) IntelliMark; (ii) Robert Walters; (iii) ClinForce; and/or (iv) Strategic Legal Resources, but excluding, for all purposes of this definition, the E-Solutions Segment.

          "Proprietary Rights" means as to the Acquired Business any and all (i)
           ------------------
patents, patent applications, patent disclosures, as well as any reissues, continuations, continuations-in-part, divisions, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names, and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) Internet domain names and web sites,
(v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans, and customer and supplier lists and information), and (vii) license agreements related thereto.

          "Release" has the meaning set forth in CERCLA.
           -------

          "Residual Acquired Commercial Assets" shall have the meaning set forth
           -----------------------------------
in the Newco Contribution Agreement(s).

          "SEC" means the Securities and Exchange Commission of the United
           ---
States.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Seller Employment Agreements" means the employment, severance or
           ----------------------------
change in control agreements between the Seller, or in certain cases between certain Acquired Companies or their predecessors, and each of David Bartholomew, Donald Marr, Steve Schulte, Alex Stallings and Kevin Brown.

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director or general partner of such partnership, limited liability company, association or other business entity.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Taxes" means any federal, state, local, or foreign income, gross
           -----
receipts, sales, use, employment, franchise, profits, property or other taxes, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Transition Services Agreement" means that certain agreement by and
           -----------------------------
among the Seller and the Purchaser dated as of the Closing Date with respect to services relating to certain of the Residual Acquired Commercial Assets for a period of time following the Closing Date, in the form attached hereto as Exhibit F, including the Annexes negotiated and agreed to pursuant to Section
                                                                      -------
4.5.
---

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

          "UCC" means the Uniform Commercial Code.
           ---

          "Waiver" means a waiver and amendment in the form of: Exhibit A-1
           ------                                               -----------
attached hereto for David Bartholomew, Donald A. Marr, Jr., Kevin Brown and Alex Stallings; and Exhibit A-2 for Steve Schulte.
               -----------

     Section 1.2  Other Definitional Provisions.
                  -----------------------------

          (a)  Accounting Terms. Accounting terms which are not otherwise
               ----------------
defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b)  "Hereof," etc. The terms "hereof," "herein" and "hereunder" and
                ------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c)  Successor Laws. Any reference to any particular Code section or
               --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

     Section 1.3  Cross Reference of Other Definitions. Each capitalized term
                  ------------------------------------
listed below is defined in the corresponding Section of this Agreement:

Term                                                 Section
----------------------                               -------
Acquired Business                                    Recitals
Acquired Newco(s)                                    Section 4.1(n)
Acquired Stock                                       Recitals
Aon                                                  Section 9.15
Assigned HQ Lease                                    Section 3.1(i)
Assumed Plans                                        Section 9.11(d)
Benefit Plans                                        Section 5.17(a)

Cash Purchase Price                                  Section 2.1
Closing                                              Section 2.2(a)
Closing Balance Sheet                                Section 2.3(a)
Closing Date                                         Section 2.2(a)
Closing Transactions                                 Section 2.2(b)
COBRA                                                Section 5.17(a)
Commitment Letters                                   Section 6.8
Company Retirement Plans                             Section 5.17(a)
Confidential Information                             Section 9.10(c)
Confidentiality Agreement                            Section 10.7
Continuing Employees                                 Section 9.11(a)
Determination Date                                   Section 2.3(b)
Disclosure Document                                  Section 4.5(b)
ERISA                                                Section 5.17(a)
Exclusivity Period                                   Section 4.3
Executive Employees                                  Section 9.11(a)
Financial Statements                                 Section 5.5(a)
Frozen Company Retirement Plans                      Section 5.17(a)
HSR Act                                              Section 3.1(c)
Indemnified Party                                    Section 8.2(d)
Indemnifying Party                                   Section 8.2(d)
Latest Balance Sheet                                 Section 5.5(a)
Leases                                               Section 5.9(b)
Mercer                                               Section 9.15
Net Working Capital Adjustment Amount                Section 2.3(c)
New Mercer Study                                     Section 9.15
Newco Contribution Agreement(s)                      Section 3.1(f)
Other Entity                                         Section 9.2(e)
Other Transactions                                   Section 4.3(b)
Participants                                         Section 9.11(e)
Party                                                Preface
Parties                                              Preface
Purchaser                                            Preface
Purchaser 401(k) Plans                               Section 9.11(e)
Purchaser Material Adverse Effect                    Section 3.2(a)
Purchaser Nonqualified Plan                          Section 9.11(g)
Purchaser Parties                                    Section 8.2(a)
Purchase Price Allocation                            Section 9.8
Referee                                              Section 2.3(b)
Representation and Warranty Survival Term            Section 8.1
Reorganization Mergers                               Section 4.1(n)
Required Approval                                    Section 4.3(d)
Retained Employees                                   Section 9.11(a)

Retirement Plans                                     Section 5.17(a)
Seller                                               Preface
Seller 401(k) Plan                                   Section 9.11(e)
Seller Nonqualified Plan                             Section 9.11(g)
Seller Parties                                       Section 8.2(b)
Seller Reports                                       Section 5.5(c)
SMRC Liabilities                                     Section 3.1(g)
Takeover Proposal                                    Section 4.3(b)
Takeover Proposal Interest                           Section 4.3(a)
Third Firm                                           Section 9.15
Third Party Claim                                    Section 8.2(d)
Transfer Date                                        Section 9.11(e)
Trigger Event                                        Section 7.2(b)
Unassigned Contracts                                 Section 9.13
WARN                                                 Section 5.16
Workers' Comp Adjustment                             Section 9.15


                                  ARTICLE II

                          PURCHASE AND SALE; CLOSING

     Section 2.1  Purchase and Sale of the Newcos' Membership Interests. On the
                  -----------------------------------------------------
basis of the representations, warranties, covenants, and agreements set forth herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, at the Closing, the Purchaser shall purchase from the Seller, and the Seller shall sell and transfer to the Purchaser one hundred percent (100%) of the directly owned Newcos' Membership Interests, and to the extent that any of the Newcos is/are indirectly owned by the Seller, the Seller shall cause the sale of such Newco's Newco Membership Interests, with such sales representing all of the issued and outstanding Newco Membership Interests of the Newcos, free and clear of any Liens, for an aggregate cash purchase price (the "Cash Purchase Price") equal to (i) $196,300,000, minus (ii) any positive
 -------------------
Workers' Comp Adjustment, or plus the integral value of any negative Workers' Comp Adjustment, as applicable; provided, however, that the Cash Purchase Price
                                --------  -------
shall in no event exceed $202,000,000.

     Section 2.2  Closing Transactions.
                  --------------------

          (a)  Closing. The closing of the transactions contemplated by this
               -------
Agreement (the "Closing") shall take place at the offices of Wright, Lindsey &
                -------
Jennings LLP, 200 West Capital Avenue, Suite 2200, Little Rock, Arkansas 72201, commencing at 10:00 a.m. on the first Wednesday that is at least two business days following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and the Seller. The date and time of the Closing are herein referred to as the "Closing Date."
                           ------------

          (b)  Closing Transactions. Subject to the conditions set forth in this
               --------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") at the Closing:
------------

               (i) The Purchaser shall pay an aggregate amount in cash equal the Cash Purchase Price by wire transfer of immediately available funds to the account or accounts designated by the Seller (which may include accounts of SMRC, Inc.);

               (ii) The Seller shall deliver or cause to be delivered, as applicable, to the Purchaser, free and clear of any Liens, certificates in such denominations as the Purchaser may request representing all of the Newcos' Membership Interests; and

               (iii) the Seller and the Purchaser, as applicable, shall deliver the opinions, the certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.

     Section 2.3  Post-Closing Purchase Price Adjustment.
                  --------------------------------------

          (a)  Closing Balance Sheet; Net Working Capital Adjustment. As soon as
               -----------------------------------------------------
reasonably practicable following the Closing Date, and in any event within seventy-five (75) days thereafter, the Purchaser shall cause the Newcos to prepare and deliver to the Seller (i) a combined balance sheet of the Acquired Business as of the close of business on the Closing Date (the "Closing Balance
                                                               ---------------
Sheet"), (ii) a calculation of the Net Working Capital and (iii) a calculation
-----
of the Closing Sales. The Closing Balance Sheet shall be prepared in accordance with GAAP (but shall not include any "write-up" of assets as a result of the transactions contemplated hereby).

          (b)  Disputes. If the Seller disagrees with the calculation of the Net
               --------
Working Capital or the Closing Sales, it shall notify the Purchaser of such disagreement in writing within ten (10) business days after its receipt of the Closing Balance Sheet and the calculation of the Net Working Capital and the Closing Sales, which notice shall set forth in detail the particulars of such disagreement. In the event that the Seller does not provide such a notice of disagreement within such ten (10) day period, the Seller shall be deemed to have accepted calculation of the Net Working Capital and the Closing Sales delivered by the Newcos, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by the Seller, the Purchaser and the Seller shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Net Working Capital and the Closing Sales. If, at the end of such period, they are unable to resolve such disagreements, then the parties shall mutually designate an independent accounting firm of recognized national standing other than Arthur Andersen LLP (the "Referee") to resolve any remaining disagreements. The Referee
                   -------
shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Referee, based solely on written submissions forwarded by the Purchaser and the Seller to the Referee within ten (10) days following the Referee's selection, whether the Closing Balance Sheet was prepared in accordance with GAAP and (only with respect to the remaining disagreements submitted to the Referee) whether and to what extent, if any, the Net Working Capital and the Closing Sales determinations require adjustment. The Parties shall share equally the fees and expenses of the Referee. The determinations of the Referee shall be final, conclusive and binding on the Parties. The date on which the Net Working Capital and the Closing Sales are finally determined in accordance with this Section 2.3(c) is referred as to the "Determination Date."
                              ------------------

          (c)  Payment. The "Net Working Capital Adjustment Amount" shall mean
               -------       -------------------------------------
(i) thirty-three and two-tenths of a percent (33.2%) of the Closing Sales, minus
(ii) the Net Working Capital. If the Net Working Capital Adjustment Amount is greater than zero, then within five (5) days after the Determination Date the Seller shall pay to the Purchaser an amount equal to the Net Working Capital Adjustment Amount, together with interest thereon at the rate of interest charged pursuant to the revolving credit facility entered into on or about the Closing Date in connection with the financing of the transactions contemplated by this Agreement, calculated from the Closing Date to the date of payment. If the Net Working Capital Adjustment is equal to or less than zero, then no payment shall be due by the Seller to the Purchaser.

                                  ARTICLE III
                             CONDITIONS TO CLOSING

     Section 3.1  Conditions to Purchaser's Obligations. The obligations of the
                  -------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions as of the Closing Date:

          (a) The representations and warranties set forth in Article V hereof shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) as of the Closing Date of this Agreement, except (x) for changes permitted by the terms of this Agreement; (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some earlier date will be determined as of such specified date; and (z) where any such failure of the representations and warranties, in the aggregate, to be true and correct in all respects would not have a Material Adverse Effect;

          (b) The Seller shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

          (c) The applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") shall have
                                                           -------
expired or been terminated and any other governmental filings, authorizations and approvals that are required for the consummation of the Closing Transactions (the "Required Approvals") shall
                                                   ------------------
have been obtained, except where the failure to obtain such Required Approvals are not reasonably likely to have a Material Adverse Effect;

          (d) No order issued pursuant to any action, suit, statute, rule or proceeding shall have been entered or enforced, and shall continue to be in force and effect, by any court or other tribunal or any government body or authority which prohibits the consummation of the closing of the transactions contemplated hereby on substantially all of the terms contemplated herein;

          (e) Each of the Acquired Companies (other than SMRC, Inc.) that is an entity that is taxed as a corporation for U.S. federal income tax purposes shall have been converted, through a merger or series of mergers or other transactions, in form and substance reasonably satisfactory to the Purchaser, into an entity that for U.S. federal income tax purposes is either taxable as a partnership or is treated as a disregarded entity, provided, however, that the
                                                   --------  -------
cost for converting, merging or other similar transactions will be paid by the Purchaser or the Newcos following the Closing;

          (f) The Seller shall have formed the Newcos as direct or indirect wholly owned Subsidiaries of the Seller and shall have contributed to one or more of the Newcos pursuant to the Newco Contribution Agreement attached as Exhibit D hereto or substantially similar agreements depending on the number of the Newcos (collectively, the "Newco Contribution Agreement(s)") all of the
                               -------------------------------
Residual Acquired Commercial Assets free and clear of all Liens, other than Permitted Encumbrances; all of the Capital Stock of the Acquired Companies (other than the Newcos and SMRC, Inc.) free and clear of all Liens; (iii) cause the transfer of intangible assets of certain of the Acquired Companies and SMRC, Inc. to one or more of the Newcos; and (iv) one or more of the Newcos shall have assumed all of the Assumed Residual Liabilities or other liabilities from other Acquired Companies relating to the transfer of such intangible assets of the Acquired Companies and SMRC, Inc., if applicable, by appropriate instrument or document pursuant to the Newco Contribution Agreement(s);

          (g) Except as otherwise specified in writing by the Purchaser to the Seller prior to the Closing Date, all of the directors of each Acquired Company shall have delivered resignation letters and such resignations shall be effective as of the Closing Date;

          (h) No intercompany obligations shall exist between any Acquired Company (including any of the Newcos), on the one hand, and the Seller or any Affiliate of Seller (excluding any other Acquired Company), on the other hand (other than as specifically set forth in the Newco Contribution Agreement(s), the Transition Services Agreement or this Agreement);

          (i) The consent of the HQ Landlord to each of (1) the amendment of the HQ Lease into two separate leases, one of which shall be solely for the property located at 234 East Millsap Road on substantially the same economic and non-economic terms as the HQ Lease (the "Assigned HQ Lease"), and the other of
                                         -----------------
which shall be solely for the property located at 302 East

Millsap Road, pursuant to which the HQ Landlord and the Seller shall agree that the Purchaser, the Acquired Companies and their respective Affiliates have no further obligation following the Closing, and (2) the assignment of the Assigned HQ Lease to a Newco shall have been obtained;

          (j) On or prior to the Closing Date, the Seller shall have delivered to the Purchaser all of the following:

               (i) a certificate from the Seller in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1(a), (b) and (d) through (j) have
                                -------------------       -           -
     been satisfied;

               (ii) copies of resolutions, certified by the Secretary of the Seller and of the Seller's board of directors approving the transactions contemplated by this Agreement;

               (iii) certificates of the Secretary of State of the State of Delaware and all other states where the Seller is or any of the Acquired Companies are required to be qualified to do business providing that the Seller and/or such Acquired Company is in good standing, except where any failure to be so qualified to do business, individually or in the aggregate, would not give rise to a Material Adverse Effect;

               (iv) a copy of the certificate of incorporation or equivalent governing document for each Acquired Company, certified by the appropriate authority in the jurisdiction in which such entity was incorporated or organized;

               (v) a copy of the bylaws or equivalent governing document for each Acquired Company, certified by an officer of such Acquired Company;

               (vi) all stock certificates and other instruments evidencing ownership of each of the Acquired Companies;

               (vii) all minutes books, stock books, ledgers and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of each Acquired Company;

               (viii) all of the Waivers, each duly executed by the respective person set forth in the definition of "Waiver";

               (ix)   a copy of the Noncompete Assignment duly executed by Clete
     T. Brewer; and

               (x) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby;

          (k) The Seller shall have caused a transfer of sponsorship of the Frozen Company Retirement Plans from each of the Acquired Companies to the Seller;

          (l) The Seller shall have properly merged the Company Retirement Plans (other than the Frozen Company Retirement Plans and the HR America 401(k) Salary Reduction Plan) into the Seller 401(k) Plan, and the Seller shall have caused an assumption by the Seller 401(k) Plan of all plan assets and plan liabilities of the Company Retirement Plans (other than the Frozen Company Retirement Plans and the HR America 401(k) Salary Reduction Plan);

          (m) The aggregate cash proceeds from senior and subordinated debt lenders and equity investors (to fund the Cash Purchase Price) shall have been funded in the amounts and subject to the terms and conditions set forth in the Commitment Letters attached hereto collectively as Exhibit B;

          (n) The Newcos shall have received an executed original of the Transition Services Agreement from the Seller;

          (o) The Purchaser shall have received an opinion substantially in the form attached as Exhibit C hereto, dated the Closing Date, of Wright, Lindsey & Jennings LLP, or other outside counsel of the Seller reasonably satisfactory to the Purchaser; and

          (p) At the sole cost of the Seller, all previous assignments and other prior transfers and/or acquisitions of all patented, pending, and registered material Proprietary Rights which are included in the Residual Acquired Commercial Assets shall have been submitted for recordation such that when recorded, title to each such item shall be in the name of one of the Newcos or an appropriate Acquired Company.

Any condition specified in this Section 3.1 may be waived only by the Purchaser
                                -----------
in its sole discretion; provided that no such waiver shall be effective against
                        --------
the Purchaser unless it is set forth in a writing executed by the Purchaser.

     Section 3.2  Conditions to the Sellers Obligation. The obligation of the
                  ------------------------------------
Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions as of the Closing
Date:

          (a) The representations and warranties set forth in Article VI shall be true and correct in all respects (but without regard to any materiality qualifications or references contained in any specific representation or warranty) as of the Closing Date, except (x) for changes permitted by the terms of this Agreement; (y) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some earlier date will be determined as of such specified date; and (z) where any such failure of the representations and warranties, in the aggregate, to be true and correct in all respects would not have a material adverse effect on the business, financial condition, operations or results of operations of the Purchaser, taken as a whole (a "Purchaser Material Adverse Effect");
                                ---------------------------------

          (b) The Purchaser shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it or them under this Agreement on or prior to the Closing;

          (c) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated and the Required Approvals shall have been obtained, except where the failure to obtain such Required Approvals are not reasonably likely to have a Purchaser Material Adverse Effect;

          (d) No order issued pursuant to any action, suit, statute, rule or proceeding shall have been entered or enforced, and shall continue to be in force and effect, by any court or other tribunal or any government body or authority which prohibits the consummation of the closing of the transactions contemplated hereby on substantially all of the terms contemplated herein; and

          (e) On or prior to the Closing Date, the Purchaser shall have delivered to the Seller a certificate from the Purchaser in a form reasonably satisfactory to the Seller, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) and (b) have been satisfied.
                           ---------------     ---

Any condition specified in this Section 3.2 may be waived by the Seller in its
                                -----------
sole discretion; provided that no such waiver shall be effective unless it is
                 --------
set forth in a writing executed by the Seller.

                                  ARTICLE IV
                          COVENANTS PRIOR TO CLOSING

     Section 4.1  Affirmative Covenants of the Seller. The Seller covenants and
                  -----------------------------------
agrees that, from the date of this Agreement and until the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1
                                                                  -----------
hereof, unless the Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, the Seller shall with respect to the Residual Acquired Commercial Assets and shall cause each of the Acquired Companies to:

          (a) conduct the business and operations of the Acquired Business only in the Ordinary Course of Business;

          (b) keep in full force and effect the corporate existence of the Acquired Companies and all rights, franchises and material Proprietary Rights relating or pertaining to the Acquired Business and use its reasonable best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) use its reasonable best efforts to keep the business organizations and properties of the Acquired Companies intact in the Ordinary Course of Business, including business operations, physical facilities, working conditions and employees and relationships with lessors, licensors, suppliers and customers and others having business relations with it, except as pursuant to the Reorganization Mergers;

          (d) maintain the material assets of the Acquired Companies in such ordinary repair, order and condition (normal wear and tear excepted) consistent with historical needs, replace in accordance with reasonable business practices its inoperable, worn out or obsolete assets with assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date (whether or not such casualty, loss or damage is covered by insurance), either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by the Seller and the Purchaser;

          (e) encourage all key employees of the Acquired Business to continue their employment with the Purchaser or its Subsidiaries after the Closing;

          (f) maintain the books, accounts and records of the Acquired Business in accordance with past custom and practice as used in the preparation of their financial statements;

          (g) promptly (once the Seller obtains knowledge thereof) inform the Purchaser in writing of any material variances from the representations and warranties contained in Article IV hereof or any material breach of any covenant hereunder by the Seller;

          (h) cooperate with the Purchaser and use reasonable best efforts to cause the conditions to the Purchaser's obligations to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all Required Approvals necessary to consummate the transactions contemplated hereby (including, without limitation, all approvals under the HSR
Act));

          (i) maintain the existence of and protect all of the material governmental permits, licenses, approvals and other authorizations of the Acquired Business;

          (j) comply in all material respects with all applicable laws, ordinances, and regulations in the operation of the Acquired Business;

          (k) cooperate with and assist in a commercially reasonable manner the Purchaser in its investigation of the business, assets and properties of the Acquired Business and permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives, upon reasonable notice and at reasonable hours, to (i) have reasonable access to the premises, books and records of the Seller (but only with respect to the Residual Acquired

Commercial Assets or the Acquired Companies) and/or any of the Acquired Companies, (ii) visit and inspect any of the properties of the Seller (but only with respect to the Residual Acquired Commercial Assets) and/or any of the Acquired Companies, (iii) discuss the affairs, finances and accounts of the Seller (but only with respect to the Residual Acquired Commercial Assets) and/or any of the Acquired Companies with the officers, partners, key employees and independent accountants of the Seller and of the Acquired Companies and (iv) discuss (provided that such discussions only occur with the involvement, presence or prior consent of a senior executive of the Seller or applicable Acquired Company) the affairs and accounts of the Seller (but only with respect to the Residual Acquired Commercial Assets) and/or any of the Acquired Companies with its key customers, key sales representatives and key suppliers, but in all cases in clauses (i)-(iv) above, only to the extent such discussions are reasonable and do not have any purpose of altering or interfering with the relationships, status or affairs of the Seller or any Acquired Company, as applicable, with such customers, sales representatives or suppliers prior to the Closing;

          (l) cooperate with and assist in a commercially reasonable manner the Purchaser in its development of integration and transition plans in connection with the transactions contemplated hereby (including, without limitation, at the direction of the Purchaser, assigning or otherwise transferring, immediately prior to the Closing, any properties, assets, interests, rights, liabilities and/or obligations relating to the Acquired Business, any Acquired Company or any Residual Acquired Commercial Asset to any other Acquired Company so long as such transfers (i) are solely to give effect to the proper allocation of such properties, assets, interests, rights, liabilities and/or obligations in accordance with Section 9.8 and (ii) do not cause any material burden or expense
                -----------
on the Seller; provided that nothing in this Section 4.1(l) shall in any way
               --------                      --------------
eliminate, modify or affect any other obligations of the Seller or the Acquired Companies hereunder (including, without limitation, any obligations of the Seller or the Acquired Companies pursuant to Section 4.2 hereof));
                                             -----------

          (m) use reasonable best efforts to cause each employee listed in the definition of the term "Waiver" to sign the form of Waiver specified for such employee in such definition;

          (n) take all actions necessary to convert each of the Acquired Companies (other than SMRC, Inc.) that is an entity taxed as a corporation for U.S. federal income tax purposes into an entity that for U.S. federal income tax purposes is either taxable as a partnership or is treated as a disregarded entity (each, an "Acquired Newco" and collectively the "Acquired Newcos"),
                  --------------
whether by merger or series of mergers or other transactions, in form and substance reasonably satisfactory to the Purchaser, prior to the Closing (the "Reorganization Mergers");
 ----------------------

          (o) transfer the Residual Acquired Commercial Assets and the Acquired Stock (other than the Capital Stock of the Newcos and SMRC, Inc.) to the Newcos, or to any other appropriate Acquired Company, transfer the intangible assets of certain of the Acquired Companies and SMRC, Inc. to one or more of the Newcos, prior to the Closing pursuant to the Newco Contribution Agreement(s) and ensure that, other than as specifically set forth in the

Newco Contribution Agreement(s), the Transition Services Agreement or this Agreement, no intercompany obligations or contractual arrangements or understandings between any Acquired Company (including the Newcos) on the one hand, and the Seller or any Affiliate of Seller (excluding any Acquired Company), on the other hand;

          (p) obtain the consent of the HQ Landlord to (1) the amendment of the HQ Lease into two separate leases as detailed in Section 3.1(l), and (2) the assignment of the Assigned HQ Lease to one of the Newcos; and

          (q) use its reasonable best efforts to obtain an executed Noncompete Assignment from each of Stephen R. Bova and Terry C. Bellora.

     Section 4.2 Negative Covenants of the Seller. The Seller covenants and
                 --------------------------------
agrees that, from the date of this Agreement and until the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1
                                                                  -----------
hereof, unless the Purchaser otherwise agrees in writing and except as expressly contemplated by this Agreement, the Seller shall not with respect to the Residual Acquired Commercial Assets and shall use its commercially reasonable best efforts to cause each of the Acquired Companies to not:

          (a)  take any action that would require disclosure under Section 5.7
                                                                   -----------
hereof;

          (b) make any loans, enter into any transaction with any Insider or make or grant any increase in any employee's, director's or officer's compensation (other than normal recurring increases in wages to employees who are not officers or directors) outside of the Ordinary Course of Business or make or grant any increase in any employee benefit plan (except for the Health
Plan), incentive arrangement or other benefit covering any of the employees of the Acquired Business outside of the Ordinary Course of Business; provided,
                                                                  --------
however, that it is agreed that any amendment of the Seller Employment
-------
Agreements or the entry by the Seller or any Acquired Company into any similar agreement or arrangement shall be deemed an action outside of the Ordinary Course of Business;

          (c) except for Seller's new proposed Health Plan, establish or, except in the Ordinary Course of Business, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Seller or any of the Acquired Companies;

          (d) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, or make any loans, advances or capital contributions to, or investments in, any Person other than in the Ordinary Course of Business and at arm's length, with unaffiliated Persons;

          (e) settle or compromise any material Tax liability with respect to the Acquired Business or any Acquired Company and not make any material Tax election affecting the Acquired Business;

          (f) (i) amend the articles of incorporation or by-laws or similar organizational documents of any Acquired Company, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of the Capital Stock of any Acquired Company or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of such Capital Stock, (iii) declare, set aside or pay (except in connection with its financing activities in the Ordinary Course of Business) any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of the Capital Stock of any Acquired Company; (iv) split, combine or reclassify any shares of any class or series of the Capital Stock of any Acquired Company; (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of the Capital Stock of any Acquired Company, or any instrument or security which consists of or includes a right to acquire such shares; provided,
                                                                       --------
however, that nothing in this Section 7.1(f) shall prohibit pledges of Capital
-------                       --------------
Stock under the Credit Facility in the Ordinary Course of Business, which pledges are terminated at or upon the Closing;

          (g) cause any properties, assets, rights or interests related primarily to the Acquired Business prior to the date hereof to become primarily used by or primarily related to Seller or any Subsidiary of Seller (excluding the Acquired Companies), unless effected pursuant to an arm's length written contract, subject to the prior written consent of the Purchaser; or

          (h) except in the Ordinary Course of Business, permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without prior written notice to the Purchaser;

          (i) adopt a plan of complete or partial liquidation, dissolution, redemption, consolidation, restructuring, recapitalization or other reorganization involving the Acquired Business;

          (j) take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions set forth in Article III not being satisfied, or would make any representation or warranty of the Seller contained herein (other than representations and warranties which address matters only at a certain date or dates) inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Seller or the Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms hereof or materially delay such consummation;

          (k) make any capital expenditures or commitments for capital expenditures in excess of $150,000; or

          (l) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     Section 4.3  No Solicitation of Competing Transaction.
                  ----------------------------------------
          (a)  from the date of this Agreement until and including the thirtieth (30th) day thereafter (the "Exclusivity Period"), and only for the
                                      ------------------
duration of the Exclusivity Period, the Seller (and its Subsidiaries and Affiliates) will not, and the Seller (and its Subsidiaries and Affiliates) will use their reasonable best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to knowingly facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal of the Seller or an inquiry with respect thereto, (ii) cause the Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal for the Seller, or
(iii) in the event of an unsolicited Takeover Proposal for the Seller, engage in negotiations or discussions with, or provide any information or data to, any Person (other than the Purchaser or any of its Affiliates or representatives) relating to any Takeover Proposal. The Seller agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal Interest during the Exclusivity Period. The Seller agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
                                                                      -------
4.3. The Seller agrees that it shall keep the Purchaser informed, on a current
---
basis, of the status and terms of any Takeover Proposal Interest during the Exclusivity Period. At any time prior to the earlier of the Closing and the termination of this Agreement, the Seller shall notify the Purchaser as promptly as practicable, and in any event not later than the next day, of any inquiries, expressions of interest, proposals or offers received by the Seller or any of the Seller's representatives relating to any Takeover Proposal (a "Takeover
                                                                   --------
Proposal Interest") indicating, in connection with such notice, the name of the
-----------------
Person indicating such Takeover Proposal Interest and the material terms and conditions of any proposals or offers. Notwithstanding any other provision of this Agreement, until the earlier of (x) the Closing Date and (y) the termination of this Agreement pursuant to Section 7.1, the Seller (and its
                                          -----------
Subsidiaries or Affiliates) shall not engage in negotiations or discussions with, or provide any information or data to any Person (other than the Purchaser or any of its Affiliates or representatives) with respect to any proposal or offer to acquire any part of the assets or Capital Stock of all or any of the Acquired Companies or all or any part of the assets comprising the Acquired Business; provided however, that if Seller engages in negotiations or
          -------- -------
discussions with, or provides any information or data to any Person relating to any Takeover Proposal following the Exclusivity Period, the Seller will enter into a confidentiality agreement with such Person, in form and substance reasonably acceptable to the Purchaser, with respect to the Acquired Business prior to providing any Confidential Information.

          (b)  As used in this Agreement, "Takeover Proposal" when used in
                                           -----------------
connection with the Seller shall mean (1) any tender or exchange offer involving a majority of the Capital Stock of the Seller, (2) any proposal for a merger, consolidation or other business combination concerning the Seller, (3) any proposal or offer to acquire in any manner, directly or indirectly, any part of the assets or Capital Stock comprising the Acquired Business, and (4) any proposal or offer with respect to any recapitalization or restructuring concerning the Seller or any proposal or offer with respect to any other transaction similar to any of the foregoing; provided, however that the term
                                             --------  -------
"Takeover Proposal" shall not include a proposal to divest or sell any or all of the Non-Acquired Companies or Excluded Assets, which proposal does not include any part of the Acquired Business (excluding any part of the Acquired Business, the sale or other transfer of which remains the subject of a pending third party consent or governmental consent following the Exclusivity Period) (collectively, "Other Transactions").
 ------------------

          (c) Nothing contained in this Agreement shall prevent the Seller or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rule 14e-9 or complying with Rule 14e-2(a) promulgated under the Exchange Act.

          (d) In the event that any of the Transaction Documents or any of the transactions contemplated by this Agreement are required to be submitted to the stockholders of the Seller for their approval (a "Required Approval"), the
                                                  -----------------
Seller's Board of Directors shall recommend to the Seller's stockholders that such stockholders approve such Transaction Documents and transactions and neither the Seller's Board of Directors nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Purchaser, the approval or recommendation of the Seller's Board of Directors or such committee of the transactions contemplated hereby that constitute a part of the transactions subject to a Required Approval. The Parties hereby agree that Seller's receipt from its special Delaware counsel of an opinion expressed substantially in the form of Exhibit F hereto shall obviate the need for a Required Approval for purposes of this Agreement, subject to the Seller's compliance with all relevant provisions of this Agreement.

          (e)  Nothing in this Section 4.3 shall: (i) permit the Seller to
                               -----------
terminate this Agreement other than pursuant to Section 7.1 of this Agreement;
                                                -----------
or (ii) affect any other material obligation of the Seller under this Agreement. It is expressly acknowledged and agreed that, even in the event that a Takeover Proposal concerning the Seller is consummated, the Seller or any successor entity that may result from the consummation of a Takeover Proposal shall be required to assume or continue to remain obligated by the terms of this Agreement. Prior to entering into any agreement with respect to a Takeover Proposal concerning the Seller, the Seller agrees that any other party to any such agreement shall execute an instrument, in form and substance reasonably satisfactory to the Purchaser, pursuant to which such party or parties agree to be bound by the terms of this Agreement, including, without limitation, the provisions of Section 7.2.
              -----------

          (f) Immediately prior to the Closing, the Seller shall cause: (i) all intercompany accounts that exist immediately prior to the Closing between any Acquired Company, on the one hand, and the Seller or any Non-Acquired Company, on the other hand; and (ii) at the request of the Purchaser, any intercompany accounts between the Acquired Companies that exist immediately prior to the Closing, to be canceled, contributed and/or liquidated on terms reasonably satisfactory to the Purchaser without any post-Closing payment or obligation on the part of the Seller and/or the Non-Acquired Companies.

          (g) Prior to the Closing, the Seller shall have assigned to one or more of the Acquired Companies (as identified in the reasonable discretion of the Purchaser) its interest in all of the customer contracts with respect to the Acquired Business to which the Seller is a party.

     Section 4.4  Covenants of the Purchaser. Prior to the Closing, the
                  --------------------------
Purchaser shall:

          (a) promptly (once it obtains knowledge thereof) inform the Seller in writing of any material variances from the representations and warranties contained in Article VI or any material breach of any covenant hereunder by the Purchaser;

          (b) cooperate with the Seller and use its reasonable best efforts to cause the conditions to the Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations); and

          (c) cooperate with the Seller and use its reasonable best efforts to obtain all Required Approvals necessary to consummate the transactions contemplated hereby (including, without limitation, using reasonable best efforts to make an initial filing for approval under the HSR Act within five (5) business days after the date hereof).

     Section 4.5  Mutual Covenants of the Parties. The Parties hereto agree
                  -------------------------------
that:

          (a) subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In connection with, and without limiting the foregoing, each Party shall (a) use its reasonable best efforts to take all action necessary to render true and correct in all material respects as of the Closing Date its representations and warranties contained in this Agreement, (b) refrain from taking any action that would render any such representation or warranty untrue or incorrect in any material respect as of such time, (c) perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it in all material respects and (d) use its reasonable best efforts to satisfy the other Party's conditions to closing as set forth in Section 3.1 with respect
                                                        -----------
to the Purchaser and in Section 3.2 with respect to the Seller. The Seller and
                        -----------
the Purchaser shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions;

          (b) each Party shall cooperate with one another to the extent required by applicable law as determined in good faith after consultation with counsel whose views on the subject shall not be unreasonable: (i) in connection with the preparation of a proxy statement and any other disclosure document specifically related to the transactions contemplated by this Agreement and filed after the date hereof pursuant to the Securities Act, the Exchange Act or any state securities law (collectively, a "Disclosure Document"), and the
                                           -------------------
filing with and the clearing by the SEC of a Disclosure Document; (ii) in determining whether any other action by or in respect of, or filing with, any governmental entity or any department, agency or political subdivision thereof (including in connection with the HSR Act), or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement; and (iii) in timely seeking to obtain any such actions, consents, approvals or waivers or timely making any such filings, or furnishing information required in connection therewith or with any other Disclosure Document;

          (c) the Seller, on the one hand, and the Purchaser, on the other hand, shall promptly notify the other of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any governmental entity or any department, agency or political subdivision thereof in connection with the transactions contemplated by this Agreement;

               (iii) any actions, suits, claims, investigations or proceedings commenced or, threatened in writing against, relating to or involving or otherwise affecting the Seller or any Acquired Company, on the one hand, or the Purchaser, on the other hand, which relate to the consummation of the transactions contemplated by this Agreement; and

               (iv) any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement of such Person set forth in this Agreement.

          (d) to the extent required by applicable law as determined in good faith after consultation with counsel whose views on the subject shall not be unreasonable, as soon as practicable following the date of this Agreement, the Seller shall prepare and file with the SEC any required Disclosure Document and the Seller shall use its best efforts to have any required

Disclosure Document approved by the SEC for distribution to the Seller's stockholders. The Seller shall use its reasonable best efforts to cause any required Disclosure Document to be mailed to its stockholders as promptly as practicable after all unresolved disclosure issues have been resolved to the reasonable satisfaction of the Seller and the SEC has indicated it has no further comments concerning any Disclosure Document. No filing of, or amendment or supplement to, any required Disclosure Document will be made by the Seller without providing the Purchaser the reasonable opportunity to review and comment thereon. The Seller shall advise the Purchaser promptly after receiving notice thereof, of the time when the SEC has indicated it has no further comments concerning any required Disclosure Document. If at any time prior to the Closing, any information relating to the Seller, any Acquired Company or the Purchaser, or any of their respective Affiliates, officers or directors, should be discovered by the Seller or the Purchaser which should be set forth in an amendment or supplement to any required Disclosure Document, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact required or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Seller with the SEC and, to the extent required by law, disseminated by the Seller to the stockholders of the Seller; and

          (e) the Seller, on the one hand, and the Purchaser, on the other hand, shall use their reasonable best efforts to negotiate and agree to the Annexes to the Transition Services Agreement, including the fully burdened cost of the services set forth therein (which shall be the price charged to Horizant (as defined therein)) pursuant to such agreement, provided that no services
                                                  --------
shall be set forth therein unless such services can be performed solely with the assets comprising the Acquired Business.


                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER


          As a material inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants as of the date of this Agreement that:

     Section 5.1 Organization and Corporate Power.
                 --------------------------------

          (a)  The "Organization Schedule" attached hereto contains a complete
                    ---------------------
and accurate list of the Seller (but only with respect to the Residual Acquired Commercial Assets) and each Acquired Company of its name, its jurisdiction of incorporation or organization, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder or equity holder and the number of shares or other equity interests held by each), determined as of the date hereof. Except as set forth on the Organization
                                                                    ------------
Schedule, neither the Seller (but only with respect to the Residual Acquired
--------
Commercial Assets) nor any Acquired Company owns or holds the right to acquire any Capital Stock in any other Person.

          (b) The Seller and each Acquired Company is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with full organizational power and authority to conduct the business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under the contracts to which it is a party or otherwise bound. The Seller (but only with respect to the Residual Acquired Commercial Assets) and each Acquired Company is duly qualified to do business as a foreign company and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect.

          (c) The Seller has delivered to the Purchaser correct and complete copies of the certificate of incorporation and by-laws (or equivalent governing documents) of the Seller and each Acquired Company, which documents reflect all amendments made thereto at any time before the date hereof. Correct and complete copies of the minute books containing the complete and correct records of all of the meetings of, and other actions taken or approved by, the stockholders and board of directors (or equivalent parties), the stock certificate books, and the stock record books of the Acquired Companies have been furnished to the Purchaser. Neither the Seller nor any Acquired Company is in default under or in violation of any provision of its certificate of incorporation or by-laws (or equivalent governing documents).

     Section 5.2 Authorization of Transactions. The Seller and each Acquired
                 -----------------------------
Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and, subject to any required approval of the Seller's stockholders, if any, to consummate the transactions contemplated hereby and thereby and to carry out their obligations hereunder and thereunder. The board of directors of the Seller has duly approved the Transaction Documents to which the Seller is a party and has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. Except for any required adoption by the Seller's stockholders of the transactions contemplated hereby, if any, no other corporate proceedings on the part of the Seller or any Acquired Company is necessary to approve and authorize the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby. No adoption or approval by the Seller's stockholders of the transactions contemplated hereby shall be required unless the Seller agrees to or does sell, transfer, assign or otherwise dispose of a material portion of the Excluded Assets (including the Capital Stock of any of the Non-Acquired Companies). All Transaction Documents to which the Seller or any Acquired Company is a party have been duly executed and delivered by the Seller and constitute the valid and binding agreements of the Seller and/or such Acquired Company, enforceable against the Seller and/or such Acquired Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and as limited by general principles of equity that restrict the availability of equitable remedies.

     Section 5.3  Capitalization. The authorized Capital Stock of each Acquired
                  --------------
Company consists of the number and type of shares or other interests (and par values) set forth opposite such Acquired Company's name on the Organization
                                                               ------------
Schedule. Except as set forth on the Organization Schedule, all of the issued
--------                             ---------------------
and outstanding Capital Stock of the Acquired Companies have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and owned beneficially by the Persons and in the manner described on the Organization Schedule, free and clear of all Liens, and are not subject to, nor
---------------------
were they issued in violation of, any preemptive rights or rights of first refusal. Except as set forth on the Organization Schedule, there are no
                                    ---------------------
outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which any Acquired Company is a party or which are binding upon any Acquired Company providing for the issuance, disposition, or acquisition of any Acquired Company's Capital Stock (other than this Agreement). Other than as set forth on the Organization Schedule, there are no outstanding or authorized stock
    ---------------------
appreciation, phantom stock, or similar rights with respect to any Acquired Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the Capital Stock of any Acquired Company. No Acquired Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock.

     Section 5.4  Absence of Conflicts. Except as set forth on the "Conflicts
                  --------------------                              ---------
Schedule" attached hereto, the execution, delivery and performance of the
--------
Transaction Documents and the consummation of the transactions contemplated thereby by the Seller and/or any Acquired Company do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Capital Stock or assets of the Seller (in respect to the Seller, only if such Lien would restrict the ability of the Seller to perform its obligations under this Agreement) or any Acquired Company (including, without limitation, the Acquired Stock and the Residual Acquired Commercial Assets) by any Person other than the Purchaser pursuant to, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency under; (1) the certificate of incorporation or by-laws (or equivalent governing documents) of the Seller or any of the Acquired Companies; (2) any material indenture, mortgage, lease, loan agreement, contract or other agreement or instrument to which the Seller or any of the Acquired Companies is bound or affected; (3) any material law, statute, rule or regulation to which the Seller or any of the Acquired Companies is subject (except in connection with the applicable requirements of the HSR Act, the DGCL, the Exchange Act, including, without limitation, the filing with and clearing by the SEC of any required Disclosure Document, if any, and the NASDAQ Stock Market); or (4) any judgment, order or decree to which the Seller or any Acquired Company is subject.

          Section 5.5 Financial Statements and Related Matters; SEC Reports.
                      -----------------------------------------------------

               (a)  Financial Statements. Attached hereto as the "Financial
                    --------------------                          ---------
Statements Schedule" are copies of: (i) unaudited consolidated balance sheet as
-------------------
of March 31, 2000 (the "Latest Balance Sheet") and the related statements of
                        --------------------
income for the three (3) months then-ended for the Acquired Business and (ii) audited consolidated balance sheets and statements of income and cash flows for the fiscal years ended December 31, 1999, 1998 and 1997 for the Seller and its Subsidiaries. Except as set forth on the Financial Statements Schedule, each of
                                         -----------------------------
the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and complete in all material
           --------------------
respects, is consistent with the Seller's and its Subsidiaries' books and records (which, in turn, are accurate and complete in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal accounting controls), presents fairly the Seller's and its Subsidiaries' financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments (which are not expected to be material individually or in the aggregate) and to the absence of footnote disclosure.

               (b)  Receivables. Except as set forth on the "Receivables
                    -----------                              -----------
Schedule," the notes and accounts receivable of the Acquired Business
--------
(including, without limitation, the notes and accounts receivable of the Seller with respect to the Residual Acquired Commercial Assets and of each Acquired Company) are not subject to any valid counterclaims or rights of set off, and are valid and current receivables at the aggregate amount recorded on the Seller's and the Acquired Companies' books and records as of the date hereof, net of an amount of allowances for doubtful accounts which relate to those receivables computed in a manner consistent with GAAP and the accounting practices used in the preparation of the Latest Balance Sheet, and were incurred in the Ordinary Course of Business. Except as set forth on the Receivables
                                                               -----------
Schedule, the Seller has no knowledge of any facts that would cause it to
--------
believe that any material account receivable of the Acquired Business will not be collected in full, net of any amount of allowances for doubtful accounts stated on the Latest Balance Sheet which relate to those receivables.

               (c)  SEC Reports. The Seller has previously furnished to the
                    -----------
Purchaser copies of all forms, reports and documents required to be filed by it with the SEC pursuant to the Securities Act and the Exchange Act (collectively, the "Seller Reports"), and none of the information contained in the Seller
     --------------
Reports with respect to the Seller (but only with respect to the Residual Acquired Commercial Assets) or the Acquired Companies, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 5.6 Absence of Undisclosed Liabilities. Except as set forth on
                      ----------------------------------
the "Undisclosed Liabilities Schedule," neither the Seller (with respect to the
     --------------------------------
Residual Acquired Commercial Assets) nor any Acquired Company has any material obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known, whether due or to become due, and regardless of when asserted) relating to, arising out of or resulting from the Acquired Business except: (i) obligations under executory contracts or commitments described on the "Contracts Schedule," or under executory contracts or
                  ------------------
commitments not required to be disclosed thereon (but not liabilities for breaches thereof); (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, (iii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement or a claim or lawsuit or an Environmental Claim) and (iv) liabilities specifically identified and disclosed elsewhere in this Agreement or the Schedules hereto. Except as set forth on the Undisclosed Liabilities
                                                 -----------------------
Schedule, all referral fees and commissions due to employees for all periods
--------
ending prior to the Closing Date have been properly paid or accrued on the Latest Balance Sheet or if such amount or amounts have not been paid or accrued because they relate to a period subsequent to March 31, 2000, such referral fees and commissions due to employees for the subsequent period are representative of such amounts in the Ordinary Course of Business.

          Section 5.7 Absence of Certain Developments. Except as set forth on
                      -------------------------------
the attached "Developments Schedule," since March 31, 2000, neither the Seller
              ---------------------
(with respect only to the Acquired Business) nor any of the Acquired Companies has:

               (a) suffered any change that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (b) subjected or permitted to be subjected any portion of its properties or assets to any Lien (other than Permitted Encumbrances);

               (c) sold, leased, assigned, or transferred to a third party a portion of its assets (including, without limitation, assets and Capital Stock of the Acquired Companies and the Residual Acquired Commercial Assets), or canceled without fair consideration any debts or claims owing from a third party to or held by it;

               (d) sold, assigned, licensed or transferred (including, without limitation, transfers to the Seller or any Insider) any material Proprietary Rights owned by, issued to, or licensed to the Seller or any Acquired Company or disclosed any confidential information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Seller and any Acquired Company in such confidential information) or, to the Seller's knowledge, received any confidential information of any third party in violation of any obligation of confidentiality;

               (e) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other material transaction other than in the Ordinary Course of Business;

               (f) entered into any other material transaction, or materially changed any business practice other than in the Ordinary Course of Business;

               (g) declared, set aside or paid outside of the Ordinary Course of Business any dividends or made any other distributions (whether in cash or in kind) with respect to any shares (or other interests) of the Capital Stock of any Acquired Company;

               (h) issued, sold or transferred any shares (or other interests) of its Capital Stock (including, without limitation, any securities convertible, exchangeable or exercisable into its Capital Stock, or warrants, options or other rights to acquire its Capital stock and excluding any issuances of the Seller's capital stock in accordance with the Seller's Amended and Restated Stock Option Plan, the Seller's 1999 Employee Stock Purchase Plan and/or the Seller's 1999 UK Sharesave Plan);

               (i) incurred or become subject to any material liabilities outside of the Ordinary Course of Business;

               (j) conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally);

               (k) made any capital expenditures or commitments for capital expenditures outside of the Ordinary Course of Business;

               (l) made any change in its accounting methods, made any material Tax election affecting the Acquired Business or settled or compromised any material Tax liability with respect to the Acquired Business or any Acquired Company;

               (m) made or committed to make any payments or other transfers in connection with, or in contemplation of, the transactions contemplated by this Agreement or the other Transaction Documents; or

               (n) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations reflected or reserved against in the Latest Balance Sheet or incurred in the Ordinary Course of Business;

               (o) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the Ordinary Course of Business;

               (p) granted any increase in the compensation payable or to become payable to (i) any of its officers, directors, unless such increase is customary on a periodic basis or required by agreement or understanding or (ii) any of its employees or consultants unless such increase is in the Ordinary Course of Business or required by agreement or understanding;

               (q) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or Insiders or any Affiliate or Associate of any of the foregoing except for directors' fees and compensation to officers at rates not exceeding the rates of such fees and compensation paid during the year ended December 31, 1999; or

               (r) committed, in writing or otherwise, to do any of the foregoing.

          Section 5.8  Assets. Except as set forth on the attached "Assets
                       ------                                       ------
Schedule," the Seller and each of the Acquired Companies have good and
--------
marketable title to, or a valid leasehold interest in, the material personal properties and assets used in the operation of the Acquired Business, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, except for personal properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet. All such assets are free and clear of all Liens other than Permitted Encumbrances. Except as described on the Assets Schedule, the Seller's and each of the Acquired Companies' equipment
    ---------------
and other tangible assets are in reasonable operating condition and are fit for use in the Ordinary Course of Business (ordinary wear and tear excepted). The Seller and each of the Acquired Companies owns or leases all machinery, equipment, and other tangible assets reasonably necessary for the conduct of the Acquired Business as presently conducted. The Residual Acquired Commercial Assets together with the assets, properties, rights and other interests of the Acquired Companies being acquired by the Purchaser pursuant to this Agreement (through their respective purchases of the Acquired Stock) constitute all of the assets and rights reasonably necessary for the conduct of the Acquired Business as it is presently conducted.

          Section 5.9  Title to Properties.
                       -------------------

               (a)  Owned Properties. Except as disclosed on the Leases
                    ----------------                             ------
Schedule, neither the Seller nor any Acquired Company currently owns any real
--------
property, and neither the Seller nor any Acquired Company holds any options or contractual obligations to purchase or acquire any interest in real property.

               (b)  Leased Properties. The "Leases Schedule" sets forth a list
                    -----------------       ---------------
of (i) all of the leases and subleases relating primarily to the Acquired Business (including, without limitation, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for which each lease results in an annualized base rent of $30,000 or more or relating to a regional accounting center (collectively, the "Leases") and (ii) as to each material Lease, whether consent of any Person is
 ------
required to convey a valid leasehold interest in connection with the transactions contemplated by this Agreement. Except as set forth on the attached Leases Schedule, the Seller or an Acquired Company holds a valid and existing
---------------
leasehold or subleasehold interest under each of the Leases, free and clear of all Liens other than Permitted Encumbrances. The Seller has delivered to the Purchaser true, correct, complete and accurate copies of each written Lease, except as set forth on the Leases Schedule. With respect to each Lease, except
                           ---------------
as set forth on the Leases Schedule: (i) the Lease is legal, valid, binding,
                    ---------------
enforceable and in full force and effect; (ii) the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing; (iii) neither the Seller nor any Acquired Company, nor to the knowledge of the Seller, any other party to the Lease is in material breach or default, and no event has occurred which, with or without notice or lapse of time or both, would constitute such a material breach or default under the Lease; (iv) no party to the Lease has repudiated any material provision thereof; (v) there are no material written disputes, oral agreements, or forbearance programs in effect as to the Lease; (vi) the Lease has not been modified in any material respect, except to the extent that such material modifications are disclosed by the documents delivered to the Purchaser; and (vii) neither the Seller nor any Acquired Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease, except for such assignments, transfers, conveyances, mortgages, deeds in trust and encumbrances that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (c)  Leasehold Improvements. Except as set forth on the Leases
                    ----------------------                             ------
Schedule, the Seller or an Acquired Company has good title to the Leasehold
--------
Improvements, which shall be free and clear of all Liens as of the Closing Date, except Permitted Encumbrances (but only those of the type set forth in clauses
(A)-(D) of the definition of Permitted Encumbrances contained in Article I).

          Section 5.10 Taxes. Except as set forth on the attached "Taxes
                       -----                                       -----
Schedule":
--------

               (a) the Seller has, with respect to the Residual Acquired Commercial Assets and for the benefit of and with respect to each Acquired Company, taken all necessary action to timely file (or cause to be timely filed) all material Tax Returns which were required to be filed by them prior to the date hereof and will do so for all material Tax Returns required to be filed prior to the Closing, and all such Tax Returns are and will be true, complete and accurate in all material respects and have been or will be prepared in material compliance with applicable law;

               (b) all material Taxes due and payable have been paid by the Seller (with respect to the Acquired Business) or each such Acquired Company or will be paid by the appropriate due date and no material amount of such Taxes are delinquent;

               (c) the amount accrued as a liability for Taxes on the Latest Balance Sheet (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shall be sufficient to pay in full all Taxes for taxable periods (or portions thereof) ending on or before the date of the Latest Balance Sheet, whether or not such Taxes are due on or before such date and, since the date of the Latest Balance Sheet, neither the Seller nor any of the Acquired Companies has incurred any liability for Taxes other than in the Ordinary Course of Business;

               (d) no deficiency for any material amount of Tax which has not been resolved has been asserted or assessed in writing by a taxing authority against the Seller or any of the Acquired Companies, and the Seller has no knowledge that any such written assessment or asserted Tax liability shall be made;

               (e) there is no material action, suit, taxing authority proceeding or audit now in progress, pending or, to the knowledge of the Seller, threatened in writing against or with respect to the Seller (with respect to the Acquired Business) or any of the Acquired Companies;

               (f) neither the Seller nor any of the Acquired Companies has (A) waived any statute of limitations, (B) agreed to any extension of the period for assessment or collection or (C) executed or filed any power of attorney, in each case with respect to any Taxes, which waiver, agreement or power of attorney is currently in force;

               (g) except for the Affiliated Group of which the Seller is the common parent, neither the Seller nor any of the Acquired Companies has been a member of an Affiliated Group and neither the Seller nor any of its Subsidiaries has any liability for Taxes of any Person other than the Seller or its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign Tax law;

               (h) neither the Seller nor any of the Acquired Companies is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person with respect to the Acquired Business and neither the Seller nor any of its Subsidiaries has current or potential contractual obligation to indemnify any other Person with respect to Taxes regarding the Acquired Business;

               (i) neither the Seller nor any of the Acquired Companies has any obligation to make any payment that could be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law);

               (j) no unresolved written claim has been made and delivered by a taxing authority in a jurisdiction where the Seller (with respect to the Acquired Business) or any of the Acquired Companies does not pay Taxes or file Tax Returns that the Seller or any Acquired Company is or may be subject to material Taxes assessed by such jurisdiction;

               (k) the Seller and each of the Acquired Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party relating to the Acquired Business, except for immaterial amounts with respect to employees and independent contractors;

               (l) there are no Liens (other than Permitted Encumbrances) for Taxes upon any property or assets of Seller or any of the Acquired Companies, except for Liens for Taxes not yet due or being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

               (m)  the Taxes Schedule contains a list of states, territories
                        --------------
and jurisdictions (whether foreign or domestic) in which the Seller and/or each of the Acquired Companies is required to file Tax Returns relating to the Acquired Business; and

               (n) neither the Seller nor any of the Acquired Companies will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date that is attributable to any taxable period (or portion thereof) ending on or before the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), entered into on or before the Closing Date,
(iii) any installment sale made on or before the Closing Date, or (iv) any deferred intercompany gain described in Treasury Regulation Section 1.15102-13 or any excess loss account described in Treasury Regulation Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law) arising on or before the Closing Date.

          Section 5.11 Proprietary Rights.
                       ------------------

               (a)  The "Proprietary Rights Schedule" attached hereto contains
                         ---------------------------
a complete and accurate list of all patented, pending and registered Proprietary Rights and all other material Proprietary Rights owned (which owned Proprietary Rights are separately identified as such) and licensed or used by the Seller (with respect to the Residual Acquired Commercial Assets) or any of the Acquired Companies, including all: (i) patented and registered Proprietary Rights owned or used by the Seller with respect to the Acquired Business or any of the Acquired Companies; (ii) pending patent applications and applications for registrations of all other Proprietary Rights filed by or on behalf of or owned by the Seller with respect to the Acquired Business or any of the Acquired Companies; (iii) material unregistered trade names, Internet domain names, web sites and corporate names owned or used by the Seller with respect to the Acquired Business or any of the Acquired Companies; and (iv) material unregistered trademarks, service marks and logos and the computer software owned or used by the Seller with respect to the Acquired Business or any of the Acquired Companies. Except as to licenses and agreements contained in customer contracts or entered into in connection therewith in the Ordinary Course of Business that grant customers confidentiality rights and the right to use or assign rights in the work product of Seller's or the Acquired Companies' employees resulting from such employees' service engagement with such customers, (x) neither the Seller nor any of the Acquired Companies is in breach, violation, or default, and to Seller's knowledge, no other party is in material breach, violation, or default, of any license or other agreement concerning Proprietary Rights to which Seller or any of the Acquired Companies is a party; (y) there are no material royalties, honoraria, fees, or other payments payable by Seller or any of the Acquired Companies to any person by reason of ownership, use, licensure, or sale of any Proprietary Rights; and (z) neither the Seller nor any of the Acquired Companies has entered into or is otherwise bound by any consent, forbearance to sue, or settlement agreement which materially limits the Seller's rights to use, sell, or license any of the Proprietary Rights set forth in the Proprietary Rights Schedule. The Proprietary Rights Schedule contains a complete and
                     ---------------------------
accurate list of all material licenses and other rights granted by the Seller or any of the Acquired Companies to any third party, or granted by any third party to the Seller or any of the Acquired Companies with respect to any Proprietary Rights, in each case identifying the subject Proprietary Rights. Except as set forth on the Proprietary Rights Schedule, the Seller and the Acquired Companies
             ---------------------------
are the sole and exclusive owners, free of all Liens, of all right, title and interest to, or have the right to use pursuant to a valid and enforceable license, all of the Proprietary Rights set forth on the Proprietary Rights
                                                        ------------------
Schedule, which constitute all of the Proprietary Rights reasonably necessary
--------
for the operation of the Acquired Business as presently conducted. Except as set forth on the Proprietary Rights Schedule, the loss or expiration of any
             ---------------------------
Proprietary Rights or related group of Proprietary Rights owned or used by the Seller or any of the Acquired Companies has not had a Material Adverse Effect on the Acquired Business and such a loss or expiration of Proprietary Rights is not pending or, to the knowledge of the Seller, threatened. The Proprietary Rights listed on the Proprietary Rights Schedule, along with all other Proprietary
              ---------------------------
Rights being transferred to, or acquired by, the Newcos pursuant to this Agreement, constitute all Proprietary Rights (without giving effect to the terms "as to the Acquired Business" in the definition of such term) reasonably necessary to operate the Acquired Business.

               (b)  Except as set forth on the Proprietary Rights Schedule,
                                               ---------------------------
(i) all of the Proprietary Rights owned or used by the Seller with respect to the Acquired Business or by any of the Acquired Companies are valid and enforceable and have not been misused, and no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or has been threatened in writing, and, to the Seller's knowledge, there are no grounds for the same; (ii) neither the Seller nor any of the Acquired Companies has received any written notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) to the Seller's knowledge, neither the Seller nor any of the Acquired Companies has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to the knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of the Seller or the Acquired Companies.

               (c) The transactions contemplated by this Agreement shall have no Material Adverse Effect on the Seller's or any of the Acquired Companies' rights, title and interest in and to, or ability to use, any of the respective Proprietary Rights as used in the operation of the Acquired Business as presently conducted. Except as set forth on the Proprietary Rights Schedule, the
                                                ---------------------------
Seller and each of the Acquired Companies has taken all necessary actions to maintain and protect their respective material Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not materially and adversely affect the validity or enforcement of such Proprietary Rights. To the knowledge of the Seller, the owners of any Proprietary Rights that are licensed to the Seller or any Acquired Company (other than third party off-the-shelf computer software) have taken all necessary actions to maintain and protect such Proprietary Rights.

          Section 5.12 Contracts and Commitments.
                       -------------------------

               (a) Except as specifically contemplated by this Agreement and except as set forth on the "Contracts Schedule" attached hereto, neither the
                            ------------------
Seller (with respect to the Residual Acquired Commercial Assets) nor any of the Acquired Companies is a party to or bound by any:

                    (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal;

                    (ii) contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis providing annual compensation in excess of $150,000;

                    (iii) change of control severance agreement or similar arrangement;

                    (iv) agreement or indenture relating to the borrowing of money or other Indebtedness or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

                    (v) contract under which the Seller or any of the Acquired Companies has advanced or loaned any other Person amounts in the aggregate exceeding $100,000, other than trade credit extended in the Ordinary Course of Business;

                    (vi) agreement with respect to the lending or investing of funds;

                    (vii) guaranty of any obligation, other than endorsements made for collection and guarantees of obligations of an Acquired Company pursuant to any Lease;

                    (viii) management, consulting, advertising, marketing, promotion, technical services, advisory or other contract or other similar arrangement relating to the design, marketing, promotion, management or operation of the Acquired Business involving payments in excess of $200,000 per year;

                    (ix) outstanding powers of attorney executed on behalf of the Seller or any Acquired Company;

                    (x) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other Person calling for payments in excess of $100,000 annually;

                    (xi) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it and calling for payments in excess of $100,000 per year;

                    (xii) any agreement or group of related agreements with the same Person for the purchase of products or services under which the annual expense of such products and services has a price in excess of $200,000 (other than agreements with any independent consultant or employee of the Acquired Business who provides services for fees to customers of the Acquired Business (a "Consultant"));
                                                 ----------

                    (xiii) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 180 days or less notice without penalties and involving more than $250,000;

                    (xiv) non-competition or other, similar agreements imposing material restrictions on the ability of the Seller (as to the Acquired Business) or any Acquired Company to conduct business anywhere in the world; or

                    (xv) other agreement material to the Acquired Business (whether or not entered into in the Ordinary Course of Business).

               (b)  The Contracts Schedule contains a complete and accurate
                        ------------------
list of the contracts, agreements or other arrangements with the top twenty-five
(25) customers of the Seller with respect to the Acquired Business and the Acquired Companies, with such top customers determined based upon annual revenues with respect to such customers for the fiscal year ended 1999.

               (c)  Except as disclosed on the Contracts Schedule, (i) no
                                               ------------------
contract on the Contracts Schedule and no other material contract or commitment
                ------------------
has been materially breached or canceled by the other party and the Seller has no knowledge of any anticipated material breach by any other party to any contract set forth on the Contracts Schedule, (ii) no material customer or
                          ------------------
material supplier has indicated in writing or, to the Seller's knowledge, orally to the Seller that it intends to stop or decrease the rate of business done with the Seller or any of the Acquired Companies (other than as a result of routine fluctuations that are customary in the Ordinary Course of Business), and no such material supplier has indicated in writing or orally that it desires to renegotiate its contract or current arrangement with the Seller or any of the Acquired Companies, (iii) the Seller and each of the Acquired Companies have performed all of the material obligations required to be performed by them in connection with material contracts (including, but not limited to, all contracts set forth on the Contracts Schedule) or commitments and are not in material default (whereby such
------------------
default is continuing and has not been cured) under or in material breach of any material contract or commitment, and no event has occurred which, with the passage of time or the giving of notice or both, would result in such a continuing material default or material breach thereunder, (iv) neither the Seller nor any of the Acquired Companies has any present expectation or intention of not fully performing any material obligation pursuant to any material contract or commitment including, without limitation, any contract set forth on the Contracts Schedule, and (v) each material agreement including,
             ------------------
without limitation, any contract set forth on the Contracts Schedule is legal,
                                                  ------------------
valid, binding, enforceable and in full force and effect and will continue as such immediately following the consummation of the transactions contemplated hereby.

          (d) Except as set forth on the Contracts Schedule, the Seller has
                                         ------------------
provided the Purchaser with a true, correct, complete and accurate copy or description of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or other
------------------
changes thereto (all of which are disclosed on the Contracts Schedule).
                                                   ------------------

     Section 5.13 Litigation; Proceedings. Except as set forth on the
                  -----------------------
"Litigation Schedule" attached hereto, there are no material actions, suits,
 -------------------
complaints, charges in writing, proceedings, orders, investigations or claims pending or, to the knowledge of the Seller, threatened against or affecting the Seller (with respect to the Residual Acquired Commercial Assets), any of the Acquired Companies, any of the officers, directors or key employees of the Seller or any of the Acquired Companies (with respect to the Acquired Business and its proposed business activities) or concerning the transactions contemplated by this Agreement at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, complaints, charges, proceedings or investigations with respect to the transactions contemplated by this Agreement). Except as set forth on the Litigation Schedule, neither the
                                            -------------------
Seller (with respect to the Residual Acquired Commercial Assets) nor any of the Acquired Companies is subject to any material grievance arbitration proceedings under collective bargaining agreements or otherwise or, to the knowledge of the Seller, any governmental investigations or inquiries. Except as set forth on the Litigation Schedule, neither the Seller (with respect to the Residual Acquired
-------------------
Commercial Assets) nor any of the Acquired Companies is subject to any material judgment, injunction, order or decree of any court or other governmental agency (or settlement enforceable therein).

     Section 5.14 Brokerage. Except as set forth on the "Brokerage Schedule"
                  ---------                              ------------------
attached hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, any of its Subsidiaries or any stockholder of the Seller.

     Section 5.15 Governmental Licenses and Permits. The "Permits Schedule"
                  ---------------------------------       ----------------
attached hereto contains a listing and summary description of all material Licenses used in the conduct of the Acquired Business as presently conducted (including, without limitation, material Licenses owned or possessed by the Seller with respect to the Residual Acquired Commercial Assets and material Licenses owned or possessed by any of the Acquired Companies). Except as indicated on the Permits Schedule, the Seller and the Acquired Companies own or
                 ----------------
possess all right, title and interest in and to all of the material Licenses that are necessary to conduct, own or operate the Acquired Business as presently conducted, owned or operated. The Seller and each of the Acquired Companies are in compliance with the terms and conditions of such material Licenses and have received no notices that they are in violation of any of the terms or conditions of such material Licenses. The Seller and each of the Acquired Companies have taken all necessary action to maintain such material Licenses. No loss or expiration of any such material License is threatened (in writing) or pending other than expiration in accordance with the terms thereof. Except as indicated on the Permits Schedule, all of the Licenses are in full force and shall survive
       ----------------
the transactions contemplated hereby.

     Section 5.16 Employees. Except as set forth on the "Employees Schedule"
                  ---------                              ------------------
attached hereto, to the knowledge of the Seller, no key executive employee and no group of key internal employees or independent contractors of any of the Acquired Companies has any plans to terminate his, her or its employment or relationship as an independent contractor with any of the Acquired Companies other than in the Ordinary Course of Business. Except as set forth on the Employees Schedule and the Litigation Schedule, the Seller with respect to
------------------         -------------------
employees of the Acquired Business and each of the Acquired Companies has materially complied and remain in material compliance with all applicable laws relating to the employment of personnel and labor, health and safety, and wages and hours. Except as set forth on the Litigation Schedule, neither the Seller
                                      -------------------
nor any of the Acquired Companies is a party to or bound by any collective bargaining agreement concerning the Acquired Business, nor has such party experienced any material strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Except as set forth on the Litigation
                                                                      ----------
Schedule, to the knowledge of the Seller, neither the Seller (with respect to
--------
employees of the Acquired Business) nor any of the Acquired Companies has engaged in any unfair labor practice. Except as set forth on the Litigation Schedule, the Seller has no knowledge of any organizational effort presently being made or which has been threatened in writing by or on behalf of any labor union with respect to any employees of the Seller or any of the Acquired Companies. Except as set forth on the Litigation Schedule, neither the Seller
                                      -------------------
nor any of the Acquired Companies has received notice of any charge or complaint threatened or pending before the Equal Employment Opportunity Commission, or any other governmental agency, court or other tribunal regarding an unlawful employment practice. Except as set forth on the Employees Schedule, neither the
                                                ------------------
Seller nor any of the Acquired Companies has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law or regulation, and no
          ----
layoffs that could implicate such laws or regulations will have been implemented before Closing without advance notification to the Purchaser.

     Section 5.17 Employee Benefit Matters.
                  ------------------------

          (a)  Except as set forth on the "Benefit Plans Schedule" attached
                                           ----------------------
hereto, with respect to current or former employees of the Seller and each of the Acquired Companies, neither the Seller nor any of its Subsidiaries maintains or contributes to or has any material actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements,
(ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Retirement Plans"), or (iii) employee welfare benefit plans,
  -----          ----------------
(as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated. Neither the Seller nor any of its Subsidiaries has ever contributed to any multiemployer pension plan (as defined in Section 3(37) of ERISA), and neither the Seller nor any of its Subsidiaries has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA). The plans and other arrangements, programs and agreements referred to in the preceding two sentences are referred to collectively as the "Benefit Plans."
                                                                 -------------
Except as set forth on the Benefit Plans Schedule, neither the Seller nor any of
                           ----------------------
its Subsidiaries maintains or contributes to any Benefit Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA"). Each Retirement Plan other than the Seller 401(k) Plan (the "Company
  -----                                                                 -------
Retirement Plans") and each Company Retirement Plan that has been frozen (the
----------------
"Frozen Company Retirement Plans") has been clearly labeled as such on the
 -------------------------------
Benefits Plans Schedule.

          (b)  Except as set forth on the Benefit Plans Schedule, and except for
                                          ----------------------
any Benefit Plan listed on the Retained Plans Schedule, each Benefit Plan (and
                               -----------------------
each related trust and insurance contract) set forth on the Benefit Plans
                                                            -------------
Schedule (i) complies in form and in operation in all material respects with the
--------
requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof, (ii) has received or will have received all contributions, premiums or payments which are due on or before the Closing Date, and (iii) with respect to each Benefit Plan which is intended to be qualified under section 401(a) of the Code, has been amended on a timely basis in compliance with the Code and has either received from the Internal Revenue Service a favorable determination letter which considers the terms of such Benefit Plan as amended or is within the remedial amendment period for obtaining such letter.

          (c)  Except as set forth on the Benefit Plans Schedule, and except for
                                          ----------------------
any Plan listed on the Retained Plans Schedule, all required reports and
                       -----------------------
descriptions (including Form 5500

Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the Benefit Plans set forth on the Benefit Plans Schedule have been
                                              ----------------------
properly and timely filed with the appropriate government agency and distributed to participants as required. The Seller and each of its Subsidiaries have complied in all material respects with the requirements of COBRA.

          (d)  Except as set forth on the Benefit Plans Schedule, and except for
                                          ----------------------
any Plan listed on the Retained Plans Schedule, with respect to each Benefit
                       -----------------------
Plan set forth on the Benefit Plans Schedule, (i) there have been no material
                      ----------------------
non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Benefit Plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending and the Seller does not have knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e)  Except as set forth on the Benefit Plans Schedule, the Seller has
                                          ----------------------
made available to the Purchaser true, correct, complete and accurate copies of
(i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments) for the most recent three years, (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          (f)  Except as set forth on the Benefit Plans Schedule, neither the
                                          ----------------------
Seller nor any of its Subsidiaries has incurred or has any reason to expect that it will incur, any liability to the Pension Benefit Guaranty Corporation (other than routine premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Seller or any member of its "controlled group" (within the meaning of Code Section 414) maintains or ever has maintained or to which any of them contributes, ever has contributed or ever has been required to contribute to.

          (g) Neither Seller nor any of the Acquired Companies maintains or ever has maintained a Benefit Plan that is subject to Title IV of ERISA.

          (h)  Except as set forth on the Benefit Plans Schedule, each
                                          ----------------------
individual who has received compensation for the performance of services on behalf of the Seller or any Acquired Company has been properly classified as an employee or independent contractor in accordance with applicable laws.

          (i) Neither the Seller (as to the Acquired Business) nor any of the Acquired Companies maintain any Benefit Plan which provides benefits to any employee or former employee (or to their beneficiaries or dependents) employed outside the United States.

     Section 5.18 Insurance. The "Insurance Schedule" attached hereto lists and
                  ---------       ------------------
briefly describes each insurance policy maintained by the Seller or any of its Subsidiaries with respect to any of the properties and assets used in or related to the conduct of the Acquired Business as presently conducted, together with a claims history for the past one year. Except as reflected on the Insurance
                                                                 ---------
Schedule, all of such insurance policies are in full force and effect, and
--------
neither the Seller nor any of its Subsidiaries is in material default under any such insurance policies and neither the Seller nor any of the Acquired Companies has been denied insurance coverage or has received written notice of cancellation or termination. Such policies provide adequate insurance coverage for the assets and operations of the Acquired Business and will remain in full force and effect through the Closing Date and will continue to provide coverage for claims made after the Closing Date with respect to occurrences on or before the Closing Date. Except as set forth on the Insurance Schedule, no further costs, charges or premiums (including but not limited to letter of credit obligations) shall be due with respect to such policies on or after the Closing Date with respect to coverage on or before the Closing Date. Neither the Seller nor any Acquired Company has been refused any insurance with respect to the assets or operations of the Acquired Business, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. Except as set forth on the Insurance Schedule, neither the Seller nor any of the Acquired
             ------------------
Companies has any self-insurance or co-insurance programs.

     Section 5.19 Officers and Directors; Bank Accounts. The "Officers,
                  -------------------------------------       --------
Directors and Bank Accounts Schedule" attached hereto lists all officers and
------------------------------------
directors of each of the Acquired Companies, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for each of the Acquired Companies.

     Section 5.20 Affiliate Transactions. Except as disclosed on the "Affiliated
                  ----------------------                              ----------
Transactions Schedule" attached hereto, neither the Seller nor any of the Non-
---------------------
Acquired Companies is a party to any agreement, contract, commitment or transaction (1) with any of the Acquired Companies or (2) with respect to any of the Residual Acquired Commercial Assets or (3) concerning any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the Acquired Business.

     Section 5.21 Compliance with Laws. Except as set forth on the Compliance
                  --------------------                             ----------
Schedule attached hereto, the Seller with respect to the Residual Acquired
--------
Commercial Assets, each of the Acquired Companies and the business, services and operations of the Acquired Business has complied in all material respects with and are in material compliance with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the Acquired Business or which the Acquired Business may otherwise be subject, and no material claim, action or assertion has been received by the Seller or, to the Seller's knowledge, threatened against the Seller or any Acquired Company or has been filed against the Seller with respect to the Residual Acquired Commercial Assets or any of the Acquired Companies alleging a material violation of any such laws or regulations, and neither the Seller with respect to the Residual Acquired Commercial Assets or the business, services and operations of the Acquired Business nor any of the Acquired Companies has received written notice of any such violations. As to the Acquired Business only, neither the Seller nor any Insider, any Acquired Company or any Affiliate of the Seller nor any current director, officer, agent, employee or other Person acting on behalf of the Seller or any Insider, the Seller, any Acquired Company or any Affiliate of the Seller, has offered, given, accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

     Section 5.22 Environmental Matters.  Except as set forth on the
                  ---------------------
"Environmental Schedule" attached hereto:
 ----------------------

          (a) The Seller with respect to the Residual Acquired Commercial Assets and each of the Acquired Companies has materially complied with and is currently in compliance in all material respects with Environmental and Safety Requirements, and neither the Seller nor any of the Acquired Companies has received any oral or written notice, report or information regarding any Environmental Claims or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller or any of the Acquired Companies or any of their respective properties or facilities.

          (b) Without limiting the generality of the foregoing, the Seller with respect to the Residual Acquired Commercial Assets and each of the Acquired Companies has obtained and complied in all material respects with, and are currently in compliance in all material respects with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of properties or facilities or the operation of the Acquired Business.

          (c) Neither this Agreement nor the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, shall impose any obligations on the Seller or any of the Acquired Companies for (i) site investigation or cleanup, (ii) notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations), or (iii) to record or deliver to any Person any disclosure document or statement pertaining to material environmental matters.

          (d) None of the following exists at any property or facility owned, occupied or operated by the Seller with respect to the Residual Acquired Commercial Assets or any of the Acquired Companies: (i) underground storage tanks or surface impoundments; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills.

          (e) To the knowledge of the Seller, neither the Seller with respect to the Residual Acquired Commercial Assets nor any of the Acquired Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to any past or present material Environmental Claims or liabilities of the Seller or any of the Acquired Companies for response costs, natural resource damages or attorneys' fees pursuant to CERCLA or any other Environmental and Safety Requirements.

          (f) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of any of the Acquired Companies or the Seller with respect to the Residual Acquired Commercial Assets shall prevent, hinder or limit continued material compliance with Environmental and Safety Requirements, give rise to any material corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other material Environmental Claims or material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, those material liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          (g) Neither the Seller with respect to the Residual Acquired Commercial Assets nor any Acquired Company has, either expressly or by operation of law, assumed or undertaken any material liability or corrective investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

          (h) No material Environmental Lien has attached to any property owned, leased or operated by any of the Acquired Companies or the Seller with respect to the Residual Acquired Commercial Assets.

          (i) The Seller or any of the Acquired Companies have provided to the Purchaser all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to Seller or any of the Acquired Companies regarding environmental matters pertaining to, or the environmental condition of, the Acquired Business, or the material compliance (or material noncompliance) by Seller as to the Acquired Business or any of the Acquired Companies as to any Environmental and Safety Requirements.

     Section 5.23 Disclosure; Information Supplied. None of the information
                  --------------------------------
supplied or to be supplied by the Seller to the Purchaser contained or will contain, at the date delivered, any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation or warranty by the Seller in this Agreement and no statement contained in any document (including financial statements and the attached disclosure schedules), certificate, or other writing furnished or to be furnished by the Seller to the Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. None of the information supplied by the Seller or any Acquired Company for inclusion or incorporation by reference in any Disclosure Document, if any, will, at the date it is first mailed to the stockholders of the Seller or at the time of any related stockholders meeting (as supplemented if necessary), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Document, if any, will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Seller with respect to statements made or incorporated by reference therein based on information supplied in writing by the Purchaser specifically for inclusion or incorporation by reference in such Disclosure Document.

     Section 5.24 Year 2000. To the knowledge of the Seller, none of the
                  ---------
material computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that is used, relied on (directly or indirectly), created, developed, marketed, sold, licensed or otherwise provided by the Seller with respect to the Residual Acquired Commercial Assets or any Acquired Company has or will cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or
(ii) date-related data in connection with any valid date in the twentieth or twenty-first centuries.


                                  ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As a material inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller that:

     Section 6.1 Organization and Corporate Power. The Purchaser is a
                 --------------------------------
corporation or a limited liability company incorporated or duly organized, validly existing and in good standing under the laws of the State of Arkansas with full power and authority to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and to perform each such obligation hereunder and thereunder.

     Section 6.2 Authorization of Transaction. The execution, delivery and
                 ----------------------------
performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all requisite organizational action on the part of the Purchaser, and no other organizational proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes, and each of the other agreements contemplated hereby to which the Purchaser is a party shall when executed constitute, a valid and binding obligation of the Purchaser, enforceable in accordance with their terms.

     Section 6.3 No Violation. The Purchaser is not subject to or obligated
                 ------------
under its certificate of incorporation or by-laws (or equivalent governing documents) or any applicable material law, rule or regulation of any governmental authority, or any agreement or instrument, or any license, franchise or permit, or any order, writ, injunction or decree, that would be breached or violated by the Purchaser's execution, delivery or performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party.

     Section 6.4 Governmental Authorities and Consents. The Purchaser is not
                 --------------------------------------
required to submit any notice, report or other filing (except in connection with the applicable requirements of the HSR Act) with any governmental authority in connection with the execution or delivery by the Purchaser of this Agreement or the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority (except in connection with the applicable requirements of the HSR Act) or any other party or person is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party or the transactions contemplated hereby or thereby.

     Section 6.5 Litigation. There are no material actions, suits, proceedings
                 ----------
or orders pending or, to the Purchaser's knowledge, threatened against or affecting the Purchaser at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would adversely affect the Purchaser's performance under this Agreement or the other agreements contemplated hereby to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

     Section 6.6 Brokerage. Except as set forth on the Brokerage Schedule, there
                 ---------                             ------------------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

     Section 6.7 Disclosure; Information Supplied. None of the information
                 --------------------------------
supplied or to be supplied by the Purchaser to the Seller contained or will contain, at the date delivered, any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation or warranty by the Purchaser in this

Agreement and no statement contained in any document, certificate, or other writing furnished or to be furnished by the Purchaser to the Seller pursuant to the provisions hereof or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. None of the information supplied by the Purchaser for inclusion or incorporation by reference in any Disclosure Document, if any, will, at the date it is first mailed to the stockholders of the Seller or at the time of any related stockholders meeting (as supplemented if necessary) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.8 Funds. As of the Closing Date, subject to satisfaction of the
                 -----
conditions set forth in Section 3.1(m), the Purchaser shall have funds sufficient to pay the Cash Purchase Price and to complete the transactions contemplated by this Agreement.

     Section 6.9 Beneficial Ownership of Seller Common Stock. As of the date
                 -------------------------------------------
hereof, the Purchaser and all of its Affiliates individually or collectively do not beneficially own (as such term is defined and interpreted pursuant to Rule 13d-3 under the Exchange Act) 5% or more of the Seller Common Stock outstanding as of the date hereof.


                                 ARTICLE VII
                                 TERMINATION

     Section 7.1 Termination. This Agreement may be terminated at any time prior
                 -----------
to the Closing:

          (a)  by mutual written consent of the Seller and the Purchaser;

          (b) by the Seller or the Purchaser, if the Closing has not occurred on or prior to October 31, 2000; provided, however, that neither the Purchaser
                                 --------  -------
nor the Seller shall be entitled to terminate this Agreement pursuant to this
Section 7.1(b) if such Party's failure to fulfill any of its obligations in any
--------------
material respect under this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

          (c) by the Seller or the Purchaser, if there shall be any law or regulation enacted or adopted in final form that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Seller or the Purchaser from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

                  (d) by the Seller (subject to the Seller's compliance with Section 7.2(b)) or the Purchaser, if the transactions contemplated hereby are required to be approved by the stockholders of the Seller, and either (i) such transactions are not properly approved at any stockholders' meeting of the Seller or any adjournment or postponement thereof by the requisite affirmative vote of the holders of the outstanding shares of the Seller Common Stock for any reason whatsoever or (ii) a vote to approve or reject the transactions contemplated hereby at any such stockholders' meeting or adjournment or postponement thereof referenced in clause (i) does not take place prior to October 30, 2000;

                  (e) by the Purchaser, upon breach of any material
representation, warranty or covenant on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have become untrue, in either case such that it appears reasonably likely that either
Section 3.1(a) or Section 3.1(b) would not be satisfied;)
--------------    --------------

                  (f) by the Seller, upon breach of any material representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that it appears reasonably likely that either
Section 3.2(a) or Section 3.2(b) would not be satisfied.
--------------    --------------

                  (g) by the Purchaser, if the Seller's Board of Directors shall have (i) failed to include in a Disclosure Document its recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, or (ii) withdrawn, modified or qualified such recommendation in a manner adverse to the interests of the Purchaser; or

                  (h) by the Purchaser or the Seller if the Workers' Comp Adjustment results in a Cash Purchase Price less than $185,000,000, provided,
                                                                    --------
however, that the Purchaser may, at its option, determine that the Cash Purchase
-------
Price set forth in Section 2.1 shall nevertheless be $185,000,000, notwithstanding the actual amount of the Workers' Comp Adjustment that would have caused the Cash Purchase Price to be less than $185,000,000, in which case the Seller shall not have the right to terminate under this Section 7.1(h).
                                                            --------------

Such right of termination shall be exercised by written notice of termination given by the terminating Party to the other Parties hereto in the manner hereinafter provided.

         Section 7.2  Effect of Termination; Termination Fee.
                      --------------------------------------

                  (a) Each Party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this agreement will terminate, except that the obligations in
Section 7.2(b) and Section 9.7 will survive; provided, however, that if this
--------------     -----------               --------  -------
Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                  (b) If the Seller or the Purchaser shall have terminated this Agreement pursuant to clause (d) or (g) of Section 7.1 (each such termination, a
                                           -----------
"Trigger Event"), then the Seller shall promptly, but in no event not later than
 -------------
simultaneously with a Trigger Event, pay to the Purchaser a termination fee of $6,000,000 payable in same day funds.

                  (c) Notwithstanding the occurrence of any termination referenced in clause (a) above, no such termination shall have any effect upon the Confidentiality Agreement referenced in Section 10.7 hereof, which letter agreement shall remain in full force and effect following any such termination subject to its terms.

                                 ARTICLE VIII
                      INDEMNIFICATION AND RELATED MATTERS

         Section 8.1 Survival. The representations and warranties contained
                     --------
herein shall survive until the earlier of: (i) the date of issuance of the audit opinion by the Seller's independent public accountants of the audit of the financial statements of the Seller in respect of its fiscal year ending December 31, 2000; (ii) the date upon which the Seller sells, transfers or otherwise disposes of substantially all of the assets of its Professional/IT Segment; or
(iii) March 31, 2001, and shall terminate on the earliest such date (the "Representation and Warranty Survival Term"). The covenants of the Seller that
 -----------------------------------------
survive the Closing shall terminate in accordance with their terms.

         Section 8.2  Indemnification.
                      ---------------

                  (a) The Seller shall indemnify the Newcos, the Purchaser and each of their respective officers, directors, stockholders, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and against and pay on
 -----------------
behalf of or reimburse such Purchaser Parties in respect of the entirety of any Losses the Purchaser Parties may suffer, sustain or become subject to, with respect to any claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by:

                      (i)   any Excluded Asset;

                      (ii)  any Excluded Liability;

                      (iii) any breach by the Seller of any of the Seller's representations and warranties contained in or made by or pursuant to this Agreement; provided, however,
                         --------  -------
         that a claim or claims, if any, for Losses under this clause (iii) must be made prior to ten (10) business days after the expiration of the Representation and Warranty Survival Term;

                           (iv) any breach by the Seller of any covenant of the Seller in this Agreement that survives the Closing other than the matters in Section 9.2 of this Agreement which are covered by separate indemnities of the parties; provided, however, that a claim or claims,
                                     --------  -------
         if any, for Losses under this clause (iv) must be made prior to thirty
         (30) days following the expiration of the applicable post-closing covenant.

                           (v) any withdrawal liability to which the Purchaser Parties become liable arising solely as a result of any complete or partial withdrawal from any multi-employer plan (as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code) by any entity comprising the Acquired Business or any Person that is or at any time within the five-year period prior to the date of this Agreement was under common control (within the meaning of subsections 414(b), (c), (m) or (o) of the Code) with the Seller and any breach of the representations and warranties set forth in Section 5.17; provided,
                                                                       --------
         however, that any claim or claims, if any, for Losses under this clause
         -------
         (v) must be made within 30 days after the expiration of any applicable statute of limitations;

                           (vi) any of the events, circumstances or conditions related to the matters set forth in Section 5.21, any pollution or threat to human health or the environment that (A) is related to the Acquired Business (or any other prior owner's or operator's) management, use, control, ownership or operation of the properties of the Acquired Business prior to the Closing, including all on-site and off-site activities involving Materials of Environmental Concern, and
         (B) occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused on or before the Closing Date; or any Environmental Claim against any entity comprising the Acquired Business or any Person whose liability for such Environmental Claim any entity comprising the Acquired Business has assumed or retained either contractually or by operation of law; provided, however, that any claim
                                               --------  -------
         or claims, if any, for Losses under this clause (vi) must be made within 30 days after the expiration of any applicable statute of limitations;

                           (vii) any and all liability for bonuses granted, but not yet paid, to employees, officers or directors of the Acquired Business (including but not limited to all Continuing Employees, and all Executive Employees) prior to the Closing, but only to the extent that (a) the liability for any such bonuses has not been reflected in the Financial Statements or the Latest Balance Sheet or (b) such bonuses have been granted since the date of the Latest Balance Sheet outside the Ordinary Course of Business (in each case whether any such bonuses are payable in stock, cash or any combination thereof); and

                           (viii) Losses relating to the failure of the Seller to obtain the consent of the NY Landlord to the assignment of the NY Lease from the Seller to one of the Newcos (or any other Acquired Company designated by the Purchaser to the Seller in writing) effective upon the Closing Date (or any costs or liabilities incurred by any Acquired Company in connection with obtaining such consent, it being understood that Seller shall not, without the Purchaser's prior written consent, agree to any amendment or modification to the NY Lease in connection with obtaining such consent);

provided, however, the Seller shall not be obligated to indemnify the Purchaser
--------  -------
Parties pursuant to this Section 8.2(a) (1) unless the aggregate amount to which
                         --------------
the Purchaser Parties have the right to be indemnified exceeds $700,000, whereupon the Seller shall be obligated to indemnify the Purchaser Parties for all Losses sustained by the Purchaser Parties (provided, however, that this
                                               --------  -------
clause (1) shall not apply to indemnification obligations arising under Section
       ---                                                              -------
8.2(a)(i), (ii), (vii) or (viii)) or (2) to the extent that the Seller's
---------------------------------
aggregate indemnification obligations pursuant to this Section 8.2(a) exceed the
                                                       --------------
Cash Purchase Price, and provided further, that as to the Purchaser, the
                         ----------------
Seller's indemnity in this Article VIII shall relate only to the matters in Sections 5.1, 5.2, 5.3, 5.4, 5.23 and 9.10 of this Agreement and the matters referenced in Item 2.1(e)(ii) of the Newco Contribution Agreement(s), notwithstanding all of the matters referenced in this Section 8.2(a).

                  (b) The Purchaser shall cause the Newcos to indemnify (but in no event will this covenant of the Purchaser require the Purchaser to satisfy any indemnification obligation or payment responsibility or any other financial commitment on behalf of the Newcos regarding any such matters) the Seller and its officers, directors, stockholders, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Seller Parties") and hold
                                                       --------------
each of them harmless from and against and pay on behalf of or reimburse such Seller Parties in respect of the entirety of any Losses the Seller Parties may suffer, sustain or become subject to, with respect to any claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by any liability, claim and/or obligation caused by, resulting from, arising out of or related to any Assumed Liability; provided, however, the
                                                    --------  -------
Purchaser shall not be obligated to cause the Newcos to indemnify the Seller Parties pursuant to this Section 8.2(b) (x) unless the aggregate amount to which
                         --------------
the Seller Parties have the right to be indemnified exceeds $700,000, whereupon the Purchaser shall be obligated to cause the Newcos to indemnify the Seller Parties for all Losses sustained by the Seller Parties or (y) to the extent that the aggregate indemnification obligations pursuant to this Section 8.2(a) exceed
                                                           --------------
the Cash Purchase Price.

                  (c) If the Seller is required to make payments to the Purchaser pursuant to Section 8.2(a) with respect to Losses, then the Seller shall be entitled to receive from the Purchaser, with respect to such Losses,
(i) the amount of any net Tax benefit actually realized by the Purchaser as a result of such Losses in a jurisdiction in which a Section 338 Election is not recognized, (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Purchaser or any Affiliate from any third party, and (iii) any adjustments made pursuant to Section 9.15, provided,
                                                                --------
however, that the amount to be paid by the Purchaser
-------
to the Seller with respect to any particular Losses shall not exceed the amount paid by the Seller to the Purchaser with respect to the same Losses. No payment required to be made by the Seller pursuant to Section 8.2(a) may be withheld or delayed for any reason, including the fact that Tax Returns for such taxable year have not yet been prepared. For purposes of clause (i) of the first sentence of this Section 8.2(c), if a payment is made by the Seller in accordance with this Section 8.2 and subsequently (a) a net Tax benefit is actually realized by the Purchaser (including, for this purpose, any Subsidiary or Affiliate of the Purchaser or any Subsidiary of such Affiliate, if any such entity files a consolidated, combined or unitary tax return with the Purchaser) as a result of such payment and (b) such Tax benefit has not previously reduced any indemnification obligation of Seller or been otherwise paid to Seller pursuant to this Agreement, then the Purchaser (or the Subsidiary or Affiliate of the Purchaser or the Subsidiary of any such Affiliate, if such other entity actually realized the Tax benefit at issue) shall pay to the Seller within 30 days of the filing date of the tax return actually realizing such Tax benefit the amount of such Tax benefit, provided that, such Tax benefit will be treated
                                --------
as having been utilized only when it is actually realized on a tax return filed with a governmental authority and only after all other Tax credits, losses, deductions and other attributes available in such taxable year have been fully utilized and provided further that, to the extent that such Tax benefit is
             ----------------
reversed in any Tax audit or other administrative or judicial proceeding, upon 20 days' written notice, the Seller shall repay the amount of the Tax benefit previously paid to it pursuant to this Section 8.2(c) plus any additional amounts assessed by the applicable governmental authorities. To the extent a payment by the Seller pursuant to this Section 8.2 is recharacterized by any governmental authority as an amount other than an adjustment to the Cash Purchase Price, then upon 20 days' written notice, the Seller shall pay the Purchaser such additional amounts as are necessary so that the net amount received by the Purchaser, after deducting all Taxes assessed with respect to the payments hereunder, is no less than the amount that the Purchaser would have received had such Taxes not been imposed.

                  (d) If an entity having a right to indemnification hereunder seeks indemnification under this Article VIII, such entity (the "Indemnified
                                                                 -----------
Party") shall give written notice to the other entity from which the Indemnified
-----
Party is entitled to indemnification (the "Indemnifying Party") after receiving
                                           ------------------
written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) (a "Third Party Claim") or discovering the
                                     -----------------
liability, obligation or facts giving rise to such claim for indemnification, describing in detail the facts and circumstances with respect to the subject matter of the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, however, that the failure to so notify the Indemnifying
               --------  -------
Party shall not relieve the Indemnifying Party of its or his obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article VIII, the Indemnified Party shall promptly notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided, however, that, as a condition
                                     --------  -------
precedent to the Indemnifying Party's right to assume control of such defense, it must first:

                           (i) enter into an agreement with the Indemnified Party (in form and substance reasonably satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible for all Losses relating to such claims and to provide full indemnification to the Indemnified Party for all Losses relating to such claim; and

                           (ii) unconditionally guarantee the payment and performance of any Loss or other obligation which may arise with respect to such claim or the facts giving rise to such claim for indemnification; and

                           (iii) furnish the Indemnified Party with reasonable evidence that the Indemnifying Party is and will be able to satisfy any such Loss;

and provided, further; that the Indemnifying Party shall not have the right to
    --------  -------
assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim as to which the Indemnified Party reasonably believes an adverse determination would be materially detrimental to or materially injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court, arbitral or other tribunal, agency or administrator rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend or (v) involves one or more defenses that are available to the Indemnified Party which are, or may be in conflict with, defenses raised or proposed to be raised by the Indemnifying Party and which counsel to the Indemnified Party reasonably concludes involves a conflict of interest between the Indemnified and Indemnifying Parties.

If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnified Party and the Indemnifying Party, in which case the fees and expenses of such counsel shall be borne by the Indemnifying Party.

If the Indemnifying Party shall control the defense of any such claim pursuant to this Section 8.2(d) or Section 9.2(i), the Indemnifying Party shall, before entering into any settlement of a claim or ceasing to defend such claim, (i) provide that such settlement agreement expressly and unconditionally releases, to the reasonable satisfaction of the Indemnified Party, the Indemnified Party from all Losses and other obligations with respect to such claim, without prejudice, and (ii) obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnified Party or any sanction of the Indemnified Party by any court, tribunal, agency or other governmental body is reasonably likely or foreseeable.

                  (e) The Indemnifying Party shall reimburse the Indemnified Party for any Loss in immediately available funds promptly after the Indemnified Party provides the Indemnifying Party with written notice of a claim hereunder and the Parties reasonably agree that there is a reasonable basis for such claim.

                  (f) Amounts paid to or on behalf of the Seller, the Purchaser or any of the Newcos as indemnification pursuant to Article VIII shall be treated as adjustments to the Cash Purchase Price hereunder.


                                  ARTICLE IX
                             ADDITIONAL AGREEMENTS

         Section 9.1 Continuing Assistance. Subsequent to the Closing, the
                     ---------------------
Seller and the Purchaser (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that might ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

         Section 9.2 Tax Matters.
                     -----------

                 (a) Seller Tax Indemnity. From and after the Closing Date, the
                     --------------------
Seller agrees to indemnify, without any gross-up for Taxes, the Purchaser, the Newcos, and each Acquired Company and their respective Affiliates against: (i) all Taxes imposed on the Seller or any member of an Affiliated Group with which the Seller files a consolidated or combined income Tax Return (other than the Acquired Companies), with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date, including any liability arising under Treasury Regulations Section 1.1502-6, and (ii) all Taxes imposed on any Acquired Company with respect to any taxable period or portion thereof that ends on or before the Closing Date; provided, however, that no indemnity shall be
                               --------  -------
provided under this Agreement for any Taxes resulting from (x) a reduction in any net operating loss, capital loss or Tax credit carryover allocable to any Acquired Company or (y) any transaction of any Acquired Company occurring after the Closing. Any indemnity payment made hereunder by the Seller to the Purchaser shall, in accordance with Section 9.2(l)(i), be treated as an adjustment to the Cash Purchase Price for tax purposes.

                  (b) Purchaser Tax Indemnity. From and after the Closing Date,
                      -----------------------
the Purchaser shall cause the Newcos (but in no event will Purchaser's covenant to require the Newcos to satisfy this indemnification obligation require any financial payment, commitment or other obligation by the Purchaser for the Newcos' obligations under this Section 9.2(b)) and the Acquired Newcos to
                               ---------------
indemnify, without any gross-up for Taxes, the Seller and its affiliates against all Taxes imposed on or with respect to such Acquired Companies and the Acquired Newcos that are not subject to indemnification pursuant to Section 9.2(a), including, but not limited to, Taxes resulting from any transaction of any such Acquired Company or Acquired Newco occurring after the Closing Date. Any indemnity payment made hereunder by the Newcos or the Acquired Newcos to the Seller shall, in accordance with Section 9.2(l)(i), be treated as an adjustment to the Cash Purchase Price for Tax purposes.

                  (c) Tax Indemnity Payments. Payment by the indemnitor of any
                      ----------------------
amount due under this Section 9.2 shall be made within ten (10) days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate Tax authority. In the case of a Tax that is contested in accordance with the provisions of Section 9.2(h), payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing authority or a court.

                  (d) Tax Period Indemnity. For purposes of this Section 9.2, in
                      --------------------
the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be
(i) in the case of any such Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and
(ii) in the case of any such Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the next preceding sentence.

                  (e) Other Entities. Notwithstanding anything in Section
                      --------------
9.2(a)-(d) to the contrary, if any Acquired Company is included in a consolidated, combined or unitary Tax Return or report, then neither the Purchaser nor the Seller nor any of their Affiliates shall be responsible to the other in respect of any Tax imposed on or measured by the income, property or business activities of any entity other than any Acquired Company ("Other
                                                                    -----
Entity").
------

                  (f) Tax Refunds. The Purchaser shall promptly pay to the
                      -----------
Seller any refund or credit (including any interest paid or credited with respect thereto) received by the Purchaser or any Acquired Company of Taxes: (i) relating to taxable periods or portions thereof ending on or before the Closing Date; or (ii) attributable to an amount paid by the Seller under Section 9.2(a) hereof. The Purchaser shall, if the Seller so requests and at the Seller's expense, cause the relevant entity to file for and obtain any refund to which the Seller is entitled under this Section 9.2(f), provided that such claim for refund would not reasonably have a material adverse effect on Taxes of the Purchaser or any Acquired Company. The Purchaser shall permit the Seller to control (at the Seller's expense) the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Seller shall designate to represent such entity with respect to such refund claim.

                  (g) Contests. After the Closing Date, the Purchaser shall
                      --------
promptly notify the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or any Acquired Company which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 9.2(a) or
(b). Such notice shall contain factual information (to the extent known to the Purchaser or any Acquired Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Seller prompt notice of an asserted Tax liability as required by this Section 9.2(g), then, if the Seller is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Seller shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability.

                  (h) Tax Contest Administration. The Seller may elect to
                      --------------------------
direct, through tax counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 9.2(a) or (b) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Seller
                                                   -------
elects to direct a Contest, it shall within thirty (30) calendar days of receipt of the notice of asserted Tax liability notify the Purchaser of its intent to do so, and the Purchaser shall cooperate and shall cause each Acquired Company or its respective successor or successors to cooperate, at the Seller's expense, in each phase of such Contest. If the Seller elects not to direct the Contest, fails to notify the Purchaser of its election as herein provided or contests its obligation to indemnify under Section 9.2(a), the Purchaser or any Acquired Company may pay, compromise or contest, at its own expense, such asserted Tax liability. In any event, the Seller may participate, at its own expense, in the Contest. If the Seller chooses to direct the Contest, the Purchaser shall promptly empower and shall cause the Acquired Companies or their respective successors promptly to empower (by power of attorney and such other documentation as may be necessary and appropriate) such representatives of the Seller as it may designate to represent the Purchaser or the Acquired Companies or their respective successors in the Contest insofar as the

Contest involves an asserted Tax liability for which the Seller would be liable under Section 9.2(a).

                  (i) Preparation of Tax Returns. The Seller shall prepare and
                      --------------------------
file any Tax Returns and schedules relating to the Acquired Companies for the period ending on or before the Closing Date. Such Tax Returns and schedules shall be prepared on a basis consistent with those prepared for prior tax years unless a different treatment of any item is required by an intervening change in law. The Purchaser shall prepare or cause each Acquired Company to prepare any Tax Return relating to such Acquired Company for any period ending after the Closing Date (whether or not such period begins before the Closing Date), and the Seller shall remit to the Purchaser any amounts shown to be due on any such Tax Return for which the Seller is liable pursuant to this Agreement no later than 45 days after the Purchaser has notified the Seller of the amount of such liability.

                  (j) Cooperation and Exchange of Information. The Seller and
                      ---------------------------------------
the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim or refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents reining to rulings or other determinations by taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Acquired Companies for the taxable period first ending after the Closing Date and for all prior taxable periods until the later of: (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods; or (ii) eight (8) years following the due date (without extension) for such Tax Returns. Any information obtained under this
Section 9.2(j) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other judicial or administrative proceeding.

                  (k) Conveyance Taxes. The Purchaser agrees to assume and pay
                      ----------------
all liability for all sales, use, transfer, stamp, stock transfer, real property transfer and similar Taxes incurred solely as a result of the Closing Transactions contemplated hereby.

                  (l) Miscellaneous Tax Items. The Parties agree as follows with
                      -----------------------
respect to the following miscellaneous Tax matters:

                         (i) Except to the extent required by law, the parties agree to treat all payments made under this Section 9.2 as adjustments to the Cash Purchase Price for Tax purposes;

                         (ii) Except as expressly provided otherwise and except with respect to the representations and warranties contained in Section
         5.10 of this Agreement and the general allocation provisions in Section
         9.8 shall be the sole provision governing Tax matters and indemnities therefor under this Agreement;

                         (iii) For purposes of this Section 9.2 all references to the Purchaser, the Seller and the Acquired Companies include successors; and

                         (iv) The covenants and agreements of the parties hereto contained in this Section 9.2 shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations with respect to any Taxes that would be indemnifiable by the Seller under Section 9.2(a) of this Agreement or by the Purchaser under Section 9.2(b) of this Agreement.

         Section 9.3     Press Releases and Announcements. Prior to the Closing
                         --------------------------------
Date, no press releases related to the matters subject to this Agreement and the transactions contemplated herein, or other similar announcements to the employees, customers or suppliers of the Seller or any Acquired Company, shall be issued without the mutual approval of the Seller and the Purchaser, except for any public disclosure which any Party in good faith believes is required by applicable law or regulation or any listing agreement with the Nasdaq Stock Market or any national securities exchange (in which case such disclosure shall be prepared jointly by the Seller and the Purchaser). For a period of six months after the Closing Date, no press releases limited to the matters subject to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of any Acquired Company shall be issued without the Purchaser's prior written consent (which shall not be unreasonably withheld), except for any public disclosure which any Party in good faith believes is required by law or regulation or any listing agreement with the Nasdaq Stock Market or any national securities exchange (in which case such disclosure shall be prepared jointly by the Seller and the Purchaser).

         Section 9.4     Further Transfers. Each Party shall execute and deliver
                         -----------------
such further instruments of conveyance and transfer and take such commercially reasonable additional action as any other Party may reasonably request to effect, consummate, confirm or evidence the transfer and the consummation of the transactions contemplated hereby.

         Section 9.5     Specific Performance. The Seller acknowledges that the
                         --------------------
Acquired Business is unique and recognizes and affirms that if any of the provisions of this Agreement are not performed in accordance with their specified terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 9.6     Transition Assistance. The Seller shall not in any
                         ---------------------
manner take any action prior to the Closing Date (provided that nothing in this
Section 9.6 shall modify or eliminate any of the Seller's obligation under
-----------
Section 9.10) that is designed or intended to have the effect of discouraging
------------
customers, suppliers, lessors, licensors or other business associates of the Seller with respect to the Residual Acquired Commercial Assets or any of the Acquired Companies from maintaining substantially similar business relationships with the Purchaser and the Acquired Companies after the Closing Date as existed with the Seller and/or the Acquired Companies prior to the Closing Date.

         Section 9.7     Expenses. Except as provided in Section 7.2(b) hereof,
                         --------                        --------------
the Parties shall pay their own costs and expenses relating to this Agreement and the transactions contemplated hereby. The Seller shall bear and pay all costs and expenses incurred in connection with (i) the filing, printing and mailing of a required Disclosure Document, if any (including the SEC filing fees, if any) and (ii) all brokerage fees charged by Credit Suisse First Boston Corporation. Following the Closing Date, the Purchaser shall cause the Newcos, without any obligation or responsibility on the part of the Seller, to bear and pay (i) all costs and expenses with respect to any filings by the Purchaser pursuant to the HSR Act, and (ii) all costs and expenses of the Purchaser.

         Section 9.8     Allocation of the Cash Purchase Price. The allocation
                         -------------------------------------
of the Cash Purchase Price, the Assumed Liabilities and the covenant not to compete among the Newcos shall be determined by the parties reasonably and in good faith prior to the Closing (the "Initial Allocation"). The Initial
                                      ------------------
Allocation for each of the Newcos shall be among the assets of each of the Newcos and the assets of each of the Newco's Subsidiaries based upon the fair value of the assets of each of the Newcos and the fair market value of the assets of each of the Newco's Subsidiaries. Within 60 days following the Closing Date, the purchase price allocation (the "Purchase Price Allocation") shall be
                                          -------------------------
determined by the Purchaser and the Seller reasonably and in good faith, and such Purchase Price Allocation shall be used by the Parties in preparing (a) a Form 8594, Asset Acquisition Statement, for each of the Purchaser, the Newcos and the Seller, and (b) all Tax Returns. Each of the Purchaser, the Newcos and the Seller shall file Form 8594, prepared in accordance with this Section, with its federal income Tax Return for its Tax period (including the Closing Date).

         Section 9.9     Books and Records. Unless otherwise consented to in
                         -----------------
writing by the Seller or the Purchaser, the Purchaser and the Seller will not, for a period of five (5) years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Seller acquired by the Purchaser hereunder or retained by the Seller without first offering to surrender to the Seller or the Purchaser (as the case may be) such books and records, or any portion thereof, of which the Seller or the Purchaser may intend to destroy, alter or dispose of. The Purchaser and the Seller will allow each other Party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such Party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

         Section 9.10    Noncompetition, Nonsolicitation and Confidentiality.
                         ---------------------------------------------------

                  (a)    Noncompetition. During the period beginning on the
                         --------------
Closing Date and ending on the earlier of: (x) the fifth anniversary of the Closing Date; (y) any Expiration Event Date, but only as to the particular Professional/IT Segment platform or platforms and/or E-Solutions Segment involved in an Expiration Event Date transaction; or (z) the Collective Expiration Date (the "Noncompete Period"), the Seller shall not, directly or
                      -----------------
indirectly, anywhere in North America, (i) engage in the Commercial Staffing Business or (ii) own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, or be connected as partner, agent, representative, consultant or otherwise with, any business or enterprise that engages in the Commercial Staffing Business; provided, however,
                                                             --------  -------
that any one or all of the following items shall in no way breach, violate or otherwise in any manner conflict with the noncompetition covenant in the preceding clause: (A) the operation by the Seller directly or indirectly of all or a portion of the Professional/IT Segment and/or the E-Solutions Segment in the Ordinary Course of Business; (B) the ownership of not more than five percent (5%) of any class of securities of any corporation which engages in the Commercial Staffing Business and has a class of securities registered pursuant to the Exchange Act; or (C) the acquisition of any Person, a de minimis portion of which (the "Competing Portion") engages in the Commercial Staffing Business,
               -----------------
or the operation of the Competing Portion on a temporary basis, so long as the Seller divests, or transfers the Competing Portion to an unaffiliated third party or ceases to operate the Competing Portion as soon as commercially practicable, but in no event less than six (6) months following acquisition of such Person.

                  (b)    Nonsolicitation. During the Noncompete Period, the
                         ---------------
Seller shall not, and shall not cause or permit any of the Non-Acquired Companies to, directly or indirectly, (i) induce or attempt to induce any employee of any Acquired Company to leave the employ of such Acquired Company, or in any way interfere with the relationship between any Acquired Company or any of their employees, (ii) hire any person who is then an employee of any Acquired Company or was an employee of any of the Acquired Companies at any time during the one (1) year period immediately preceding the Closing, or (iii) induce or attempt to induce (including, without limitation, by soliciting business from or performing services for) any customer, supplier, licensee, licensor, franchisee or other business relation of any Acquired Company to cease doing business with the Acquired Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and such Person; provided, however, that nothing in this Agreement shall restrict in any manner the ability of the Seller, the Non-Acquired Companies or any Subsidiary of the Non-Acquired Companies or the Seller to solicit customers, suppliers, licensees, licensors or other business relations of the Acquired Business in connection with operating the business of the Non-Acquired Companies, as such businesses have been conducted historically and as of the Closing Date in the Professional/IT Segment and/or the E-Solutions Segment so long as such operations do not include expansion into the Commercial Staffing Business.

                  (c)    Confidentiality. The Seller shall, and shall cause its
                         ---------------
Affiliates to, treat and hold as confidential any information concerning the business and affairs of the Acquired Business that is not available to the public as of the date of this Agreement or hereafter through no breach of this covenant by Seller (the "Confidential Information"), refrain from using any of
                         ------------------------
the Confidential Information to the competitive disadvantage of the Acquired Business or its owners, except in connection with this Agreement, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in Seller's possession or under Seller's control. In the event that the Seller or any of its Affiliates is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Seller shall, and shall cause such Affiliate to, notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order at the Purchaser's expense or waive compliance with the provisions of this Section 9.10(c). If, in
                                                        --------------
the absence of a protective order or the receipt of a waiver hereunder, the Seller or any of its Affiliates is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or such Affiliate may disclose the Confidential Information to the tribunal; provided, however, that such disclosing Person shall use his or
                 --------  -------
its reasonable best efforts to obtain, at the expense and request of the Purchaser, an order or other assurance that confidential treatment shall be accorded to such expense and portion of the Confidential Information required to be disclosed as the Purchaser shall designate.

                  (d)    Trade Names; Etc. The Seller shall not, and shall not
                         ----------------
cause or permit any of its Affiliates to, use the "StaffMark" trade name or trademark or any other trade name, logo or Internet domain name used by the Seller or any of the Acquired Companies in the operation of the Acquired Business, or any trade name, trademark, logo or Internet domain name confusingly similar to any of the foregoing, in any manner anywhere in the world after the Closing.

                  (e)    Remedy for Breach. Seller agrees that if a court of
                         -----------------
competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 9.10 is overly
                                                   ------------
restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the Parties agree that the restrictions of this
Section 9.10 shall remain in full force and effect. The Seller acknowledges and
------------
agrees that in the event of any breach by the Seller or any of its Affiliates of any of the provisions of this Section 9.10, monetary damages shall not
                              ------------
constitute a sufficient remedy. Consequently, in the event of any such breach, the Purchaser, and/or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

         Section 9.11    Employees.
                         ---------

                  (a) Except for the employees who are party to the Seller Employment Agreements (collectively, the "Executive Employees") whose employment
                                          -------------------
shall be governed by the terms thereof or any written amendment thereto or waiver thereof, certain employees of the Seller listed on the Excluded Employee
                                                              -----------------
Schedule (as may be amended prior to the Closing by written notice by the
--------
Purchaser to the Seller pursuant to the terms hereof), and the employees of the Non-Acquired Companies, the Purchaser will cause one or more of the Newcos to offer at-will employment to all active full-time employees of the Seller as of the Closing Date who perform services primarily for the benefit of the Acquired Business (which employees are listed on the Seller Employee Schedule (as may be
                                            ------------------------
amended prior to the Closing by written notice by the Purchaser to the Seller pursuant to the terms hereof)) on terms and conditions which, in the aggregate, are substantially equivalent to those applicable to such persons' terms and conditions of employment with the Seller immediately prior to the Closing Date. Employees who accept Newco's offer of employment are referred to as "Continuing
                                                                     ----------
Employees." The Purchaser shall have no liability for any current or former
---------
employee of the Non-Acquired Companies, or any current employee of the Seller other than the Executive Employees and the Continuing Employees (collectively, the "Retained Employees"), whether or not such liability arises under a Benefit
     ------------------
Plan. Nothing in this Section 9.11 shall obligate the Purchaser to continue to
                      ------------
employ any Continuing Employee for any period of time.

                  (b) The Purchaser shall cause one or more of the Newcos to assume all obligations under the Seller Employment Agreements with respect to each of the Executive Employees, as modified by the Waivers.

                  (c) Effective as of the Closing, the Newcos will be solely responsible in respect of the Continuing Employees, for all amounts that have accrued prior to, on or after the Closing Date on account of (i) wages and bonuses, (ii) workers' compensation claims and Benefit Plans payments, (iii) vacation pay, sick leave pay, and floating holiday pay, and (iv) any severance payments for terminations of employment of any Continuing Employee by the Purchaser. The Seller shall be solely responsible for complying with the Workers Adjustment and Retraining Notification Act of 1988 ("WARN") and any other
                                                     ----
similar state or local statute in connection with any termination of employees of the Seller prior to or on the Closing Date; provided, however, that the
                                               --------  -------
Purchaser shall cause the Newcos to indemnify Seller for any payments to Continuing Employees that are required under WARN in the event that the Purchaser or any of the Acquired Companies terminate such Continuing Employees on or after the Closing Date.

                  (d) Effective as of the Closing Date, the Purchaser shall cause one or more of the Newcos to assume sponsorship of all Benefit Plans listed on the "Assumed Plans Schedule"
               ----------------------

(the "Assumed Plans") and the Seller shall retain sponsorship of all Benefit
      -------------
Plans listed on the "Retained Plans Schedule." Effective as of the Closing, the
                     -----------------------
Seller shall take all such action as may be necessary to cause all Retained Employees to cease participation in the Assumed Plans. Such Newco or Newcos shall be responsible for, and the Purchaser shall cause Such Newco or Newcos to indemnify the Seller for, any and all liabilities which arise in connection with any Assumed Plan, including COBRA obligations; provided, however, that the
                                               --------  -------
Seller shall indemnify such Newco or Newcos for any liability or obligation arising out of or relating to Retained Employees, Retained Plans or any obligation payable to Retained Employees under any Assumed Plan.

                  (e) Effective as of the Closing Date, the Purchaser shall cause one or more of the Newcos to adopt and maintain one or more defined contribution plans (the "Purchaser 401(k) Plans") intended to be qualified under
                         ----------------
Section 401(k) of the Code. In accordance with the applicable provisions of
Section 414(l) of the Code, the Seller shall cause the assets and liabilities of the StaffMark 401(k) Savings Plan (the "Seller 401(k) Plan") attributable to the
                                        ------------------
accounts (whether or not vested) of each participant who is an employee of an Acquired Company, a Continuing Employee or an Executive Employee (the "Participants") to be transferred by the trustee of the Seller 401(k) Plan to
 ------------
the trustee of the Purchaser 401(k) Plans. Such transfer of assets shall be in cash (but shall include any promissory notes or other evidences of indebtedness with respect to outstanding loans, and may, with the Purchaser's consent, include other in kind assets), and shall be made as of and as soon as practicable after a valuation date under the Seller 401(k) Plan occurring immediately following the Closing Date, or as of such later valuation date as may be mutually selected by the Purchaser and the Seller. Such transfer shall account appropriately for earnings during the period from the applicable valuation date to the actual date of transfer (the "Transfer Date"). From the
                                                    -------------
Closing Date until the Transfer Date, the Purchaser shall cause such Newco or Newcos to make continuous payroll deductions each pay period from the pay of each participant who has a loan(s) outstanding from the Seller 401(k) Plan of amounts sufficient to pay the installment payments of principal and interest on each such loan as required by the promissory note or other evidence of indebtedness relating to such loan. The Purchaser shall cause such Newco or Newcos to pay such deducted amounts to the trustee of the Seller 401(k) Plan who shall accept such payments for a credit against such loans. The Purchaser shall cause such Newco or Newcos to provide any information necessary to the trustee to process such payment. On or prior to the Closing Date, the Seller shall make on behalf of all Participants a contribution to the Seller 401(k) Plan of the amounts of any salary reduction, matching, and profit sharing contributions attributable to or payable on account of any such Participant for any pay date occurring on or prior to the Closing Date. As of the Closing Date, the Seller shall amend the Seller 401(k) Plan to exclude Participants from Seller 401(k) Plan participation.

                  (f) With respect to the Frozen Company Retirement Plans which have been assumed by the Seller in Section 3.1(l), after the Closing (i)
                                         --------------
the Seller shall take all steps necessary to promptly notify participants of their right to receive a distribution of their account balance under the Frozen Company Retirement Plans, (ii) the Seller shall terminate the Frozen

Company Retirement Plans effective before or promptly after the first anniversary of the Closing Date and shall distribute any remaining assets to participants as soon as administratively feasible thereafter, provided, however,
                                                              --------  -------
that, unless otherwise agreed to by the Purchaser, (a) the Seller shall take no action that would result in scrutiny of the Frozen Company Retirement Plans by any governmental agency, (b) if any such Frozen Company Retirement Plan is audited by any government agency, the Purchaser shall have the right to participate in any negotiations and approve any settlements, and (c) the Seller shall use its best efforts to defend any action or audit.

                  (g) Unless the Parties agree in writing prior to the Closing Date, effective as of the Closing Date, the Purchaser shall have caused one or more of the Newcos to have adopted a nonqualified deferred compensation plan and trust (the "Purchaser Nonqualified Plan") that does not reduce the
                     ---------------------------
right of a participant (or beneficiary) to a distribution to which he or she is entitled in accordance with the provisions of the StaffMark Nonqualified Deferred Compensation Plan (the "Seller Nonqualified Plan"), and, as soon as
                                 ------------------------
administratively feasible thereafter, the Seller shall cause the assets and liabilities of the Seller Nonqualified Plan attributable to the accounts of each participant who is not a Retained Employee as of Closing to be transferred by the trustee of the Seller Nonqualified Plan to the trustee of the Purchaser Nonqualified Plan. Such transfer of assets shall be in cash.

                  (h)    Service Credit. The appropriate Newco or Newcos shall
                         --------------
cause all Benefit Plans that cover Continuing Employees and/or employees of each Acquired Company after the Closing to recognize service credit for all purposes (including, but not limited to participation, vacation accrual and entitlement, vesting and benefit accrual) in respect of Continuing Employee or an employee of an Acquired Company; provided, however, that service credit for benefit accrual
                     --------  -------
will be recognized only to the extent that (i) the Purchaser or an appropriate trustee of the Purchaser has received as of the Closing assets equal to the present value of the benefits so accrued, and (ii) liabilities related to such benefit accrual have been properly reflected on the Latest Balance Sheet.

         Section 9.12    Seller's Name Change. As soon as practicable after the
                         --------------------
Closing, the Seller will change (a) its corporate name to a name which is not (and which is not confusingly similar to) "StaffMark, Inc.," and (b) the name of each Subsidiary of the Seller that is not an Acquired Company to a name that does not contain the word, or any word confusingly similar to, "StaffMark," it being the intent of the Parties that, from and after the Closing, the Purchaser (and/or its designee) will have the sole right as against the Seller and all other Persons to conduct business under such name and that the Purchaser (and/or its designee) will commence doing so at the time of the Closing.

         Section 9.13    Third Party Consents. Seller shall use all commercially
                         --------------------
reasonable efforts prior to the Closing Date to transfer or otherwise assign its interest in any instrument, contract, lease, license, permit or other agreement or arrangement of the Seller which is related to the Acquired Business but is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement without the consent of the other party or parties thereto

(collectively, the "Unassigned Contracts"). The beneficial interest in and to
                    --------------------
each Unassigned Contract shall in any event pass to the Newcos at the Closing, and the Seller covenants and agrees to cooperate with the Purchaser in any lawful and economically feasible arrangement to provide the Newcos with the Seller's entire interest in the benefits under each of the Unassigned Contracts and regardless of the status of any pending transfer or consent request, the Purchaser agrees to cause the Newcos to accept the burdens and perform the obligations under each such Unassigned Contract.

         Section 9.14    Bulk Sales Law. The Seller will bear any loss,
                         --------------
liability, obligation or cost suffered by the Seller or the Purchaser as a result of the Seller's noncompliance with any provision of any bulk sales law which is applicable to the transfer of the Residual Acquired Commercial Assets pursuant to this Agreement, and the Seller will indemnify the Purchaser against any such loss, liability, obligation or cost.

         Section 9.15    Workers' Compensation Actuarial Studies. The Seller has
                         ---------------------------------------
commissioned or shall commission William M. Mercer, Inc. ("Mercer") to deliver to the Seller who will then provide to the Purchaser and Aon Risk Services, Inc. ("Aon"), as soon as practical and in any event no more than ten business days after the date hereof, written actuarial studies determining the Estimated Expense, together with all related workpapers (the "New Mercer Study"). Following delivery of the New Mercer Study to the Purchaser, the Seller shall provide the Purchaser and Aon with all information, and access to all documents, records, and officers and directors of the Seller and all of the Acquired Companies requested by Aon and all other information and documents relevant to such study. If the Purchaser agrees with the Estimated Expense determined by the New Mercer Study, then the Estimated Expense shall be as so determined. If the Purchaser disagrees with the New Mercer Study's determination of the Estimated Expense, then (a) the Purchaser shall notify the Seller within seven business days of receipt of the New Mercer Study, (b) the Purchaser and the Seller shall cause Mercer and Aon to mutually designate a third actuarial firm (the "Third Firm"), and (c) the Purchaser and the Seller shall use their reasonable best efforts to cause the Third Firm to determine within seven business days the Estimated Expense, which estimate shall be determinative. The term "Workers Comp Adjustment" shall mean the product of (x) 5.7 times (y) the difference of (A) the Estimated Expense minus (B) $12,649,000. All costs and expenses incurred in connection with the engagement of Mercer, Aon (but as to Aon, only the expenses relating to the review of the New Mercer Study), and the Third Firm shall be borne equally by the Seller and the Purchaser.

                                   ARTICLE X

                                 MISCELLANEOUS

         Section 10.1    Amendment and Waiver. This Agreement may be amended and
                         --------------------
any provision of this Agreement may be waived; provided, however, that any such
                                               --------  -------
amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and the Seller, except as set forth in Section 9.11(a). No course of
                       ---------------
dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

         Section 10.2    Notices. All notices, demands and other communications
                         -------
given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail (return receipt requested) or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to the Parties shall, unless another address is specified in writing, be sent to the following address or facsimile number:


  Notices to the Seller before the Closing:  with a copy to:
  ----------------------------------------   --------------

  StaffMark, Inc.                            Cooley Godward LLP 234
  East Millsap Road                          One Freedom Square
  Fayetteville, Arkansas 72703               Reston Town Center
  Attention: Clete T. Brewer                 11951 Freedom Drive
             Gordon Y. Allison, Esq.         Reston, Virginia  20190-5601
  Facsimile: (501) 973-7909                  Attention  Brian J. Lynch, Esq.
                                             Facsimile  (703) 456-8100

                                             and a copy to:
                                             -------------

                                             Wright, Lindsey & Jennings LLP
                                             Attention: Fred M. Perkins, III
                                             200 West Capitol Avenue, Suite 2200
                                             Little Rock, Arkansas 72201-3699
                                             Facsimile: (501) 376-9442

Notices to the Seller after the Closing:      with a copy to:
---------------------------------------       --------------

Horizant, Inc.                                Cooley Godward LLP
302 East Millsap Road                         One Freedom Square
Fayetteville, Arkansas 72703                  Reston Town Center
Attention: Clete T. Brewer                    11951 Freedom Drive
Facsimile: (501) 973-7909                     Reston, Virginia 20190-5601
                                              Attention Brian J. Lynch, Esq.
                                              Facsimile (703) 456-8100
                                      and a copy to:
                                      -------------

                                      Wright, Lindsey & Jennings LLP
                                      Attention: Fred M. Perkins, III
                                      200 West Capitol Avenue, Suite
                                      2200 Little Rock, Arkansas 72201-
                                      3699 Facsimile: (501) 376-9442

Notices to the Purchaser:             with a copy to:
------------------------              --------------

Stephens Group, Inc.                  Skadden, Arps, Slate, Meagher & Flom LLP
111 Center Street, Suite 2500         Four Embarcadero Center, 38th Floor
Little Rock, Arkansas 72201           San Francisco, California 94111
Attention: Jackson Farrow, Esq.       Attention: Kenton J. King, Esq.
Facsimile: (501) 377-3453             Facsimile: (415) 984-2698

         Section 10.3    Binding Agreement; Assignment. This Agreement and all
                         -----------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided,
                                                               --------
however, that neither this Agreement nor any of the rights, interests or
-------
obligations hereunder may be assigned (i) by the Seller, in whole or in part, without the prior written consent of the Purchaser or (ii) by the Purchaser, in whole or in part, except to any Affiliate of the Purchaser or to any lender under the senior credit facility contemplated by the applicable Commitment Letter, without the prior written consent of the Seller.

         Section 10.4    Severability. Whenever possible, each provision of this
                         ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         Section 10.5    No Strict Construction. The language used in this
                         ----------------------
Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         Section 10.6    Captions. The captions used in this Agreement are for
                         --------
convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

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

         Section 10.7    Entire Agreement. This Agreement and the documents
                         ----------------
referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter of the transactions contemplated by this Agreement in any way, except that the provisions of a letter agreement dated September 23, 1999 by and among the Seller and Affiliates of Fremont Partners, L.P. as adopted and confirmed by certain other Affiliates or investors of Fremont Partners, L.P. and the Purchaser by letter agreement (the adoption and confirmation in such letter being only as to the September 23, 1999 letter) dated April 5, 2000 (the "Confidentiality Agreement"), and which shall remain in effect except to the
 -------------------------
extent expressly superseded by the terms of this Agreement while in effect.

         Section 10.8    Counterparts. This Agreement may be executed in
                         ------------
multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         Section 10.9    Governing Law. All questions concerning the
                         -------------
construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         Section 10.10   Parties in Interest. Except with respect to Sections
                         -------------------
7.2(b) and (c), 8.2 and 9.7, nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties, the Newcos and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.


                                    * * * * *

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          IN WITNESS WHEREOF, the Parties hereto have executed this Purchase
Agreement as of the date first written above.

                                   STAFFMARK, INC.

                                       /s/ Clete T. Brewer
                                   By: ________________________________________
                                       Clete T. Brewer
                                       Chairman & Chief Executive Officer


                                   STEPHENS GROUP, INC.


                                       /s/ Jackson Farrow, Jr.
                                   By: ________________________________________
                                       Jackson Farrow, Jr.
                                       Vice President







                     SIGNATURE PAGE TO PURCHASE AGREEMENT